UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 26, 2011

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. which will be held at 9:00 a.m., C.D.T., Thursday, June 9, 2011, at the Doubletree Hotel Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy at your earliest convenience.  Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote.  If you attend the meeting and wish to vote your shares in person, you may revoke your proxy and vote at that time.

Sincerely,

/S/ Richard W. Neu

Richard W. Neu
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2011

TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

The Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. (the “Company”) will be held at 9:00 a.m., C.D.T., Thursday, June 9, 2011, at the Doubletree Hotel Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma for the following purposes:

1.
To elect six directors to serve until the next annual meeting of stockholders and until their successors shall have been elected and shall qualify or as otherwise provided by the By-laws of the Company;

2.
To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;

3.	To cast an advisory vote on the compensation of named executive officers;

4.	To cast an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 11, 2011 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof (unless the Board of Directors fixes a new record date for any such postponed or adjourned meeting).  A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for at least 10 days before the meeting in the Office of the General Counsel, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  The list will also be available for inspection at the meeting site during the meeting.

Your vote is important.  Whether or not you plan to attend the meeting, please vote now by proxy in order to ensure the presence of a quorum.  You may vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying postage-paid envelope.  A proxy may be revoked at any time prior to its exercise at the meeting, and your return of the enclosed proxy will not affect your right to vote your shares if you attend the meeting in person.

By Order of the Board of Directors

/S/ VICKI VANIMAN

Vicki J. Vaniman
Secretary

Your vote is important. Please vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying postage-paid envelope.

TABLE OF CONTENTS
INFORMATION ABOUT THE MEETING	1

Quorum	1
Vote Required	1
Proxy Voting	2
Proxy Solicitation	2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on June 9, 2011	2

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	2

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3

PROPOSAL NO. 3 - ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	5

PROPOSAL NO. 4 - ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	6

BIOGRAPHICAL INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	10

Certain Beneficial Owners	10
Directors, Director Nominees and Executive Officers	11

INDEPENDENCE, MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS	13

Independence	13
Meetings and Committees	13
Attendance at Annual Meetings of Stockholders	14
Governance Committee	14
Audit Committee	15
Human Resources and Compensation Committee	15
Report of Audit Committee	16
Compensation	18
Board Meeting Fees, Committee Meeting Fees and Retainers	18
Restricted Stock Grants	18
Other	18
No Employee Director Compensation or Benefits	18
Director Compensation Table	19
Stock Ownership Guidelines	19
Leadership Structure of the Board	19
Board’s Role in Risk Oversight	20
Communications with Stockholders	20

EXECUTIVE COMPENSATION	21

Compensation Discussion and Analysis	21
2010 Overview	21
Objectives of Compensation Program	22

i

Participants in Compensation Decisions	23
Comparative Data and Benchmarking	24
Internal Pay Equity	24
General Information Regarding Elements of Compensation	24
Discussion of Elements of Compensation	24
Change in Control Arrangements	27
2011 Compensation Decisions	28
Impact of Accounting and Tax Treatment on Compensation	29
Common Stock Ownership Guidelines	29
Compensation Committee Report	29
Summary Compensation Table	30
Grants of Plan-Based Awards	32
Outstanding Equity Awards at Fiscal Year-End	33
Option Exercises and Stock Vested	34
Nonqualified Deferred Compensation	35
Potential Payments Upon Termination or Change in Control	35
Introduction	35
Payments Made Upon Involuntary Termination With Cause or Voluntary Termination
(Other Than Retirement)	36
Payments Made Upon Involuntary Termination Without Cause or Due to a Reduction in Force	36
Payments Made Upon Retirement, Death or Disability	37
Payments Made Upon a Change in Control	38
Equity Compensation Plan Information	42

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS	43

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43

CODE OF ETHICS	43

ANNUAL REPORT ON FORM 10-K	43

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR NEXT ANNUAL MEETING	43

OTHER MATTERS	44

ii

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
5330 East 31st Street
Tulsa, Oklahoma 74135

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This Proxy Statement is solicited by the Board of Directors (the “Board”) of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTG”), on behalf of DTG, and is furnished in connection with the Annual Meeting of Stockholders to be held at 9:00 a.m., C.D.T., Thursday, June 9, 2011, at the Doubletree Hotel Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma.  DTG began mailing this Proxy Statement and the accompanying proxy card on or about April 26, 2011.

As used in this Proxy Statement, the “Company” means collectively DTG and its subsidiaries.

Quorum

The record date for the meeting is April 11, 2011.  DTG has outstanding one class of voting securities:  its common stock, $0.01 par value (“Common Stock” or “Shares”), of which 28,929,182 Shares were outstanding as of the close of business on the record date.  A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting.  Abstentions and broker non-votes are counted as present in determining whether there is a quorum.  In addition, any stockholder who properly executes and returns the proxy card withholding authority to vote for a director nominee will be counted as present in determining whether there is a quorum.

Vote Required

Each stockholder is entitled to one vote for each Share held of record at the close of business on the record date.  Directors of DTG are elected by a plurality of the votes cast at the meeting.  Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote so long as a quorum exists, regardless of whether such nominee receives more than 50% of the stockholder vote.  Under recent amendments to the rules of the New York Stock Exchange, Inc. (“NYSE”), Proposal No. 1 – Election of Directors is no longer a “routine” item as to which brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to an uncontested director election.  Because DTG has a plurality voting standard for the election of directors, however, broker non-votes will have no impact on the outcome of the vote on Proposal No. 1.

Under NYSE rules, Proposal No. 2 - Appointment of Independent Registered Public Accounting Firm is considered a “routine” item under NYSE rules.  This means that brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions.  In accordance with DTG’s Fourth Amended and Restated By-laws (the “By-laws”), Proposal No. 2 will be approved on the favorable vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter.  Abstentions will have the effect of votes against Proposal No. 2.

           Under NYSE rules, Proposal No. 3 - Advisory Vote on Compensation of the Named Executive Officers and Proposal No. 4 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation are non-binding, advisory votes only.  In accordance with the By-Laws, Proposal No. 3 will be approved on the favorable vote of a majority of the shares present in person or represented by proxy and entitled to vote on such matters.  In the case of Proposal No. 4, the frequency of future stockholder advisory votes on executive compensation that receives a plurality of the votes cast will be deemed to be the frequency selected by stockholders.  Proposal No. 3 and Proposal No. 4 are not “routine” items under NYSE rules, and therefore brokerage firms may not vote on behalf of clients who have not furnished voting instructions.  Broker non-votes will have no effect on the outcome of the vote on either of these Proposals.  Abstentions will count as votes against Proposal No. 3 and will have no effect on the outcome of the vote on Proposal No. 4.

Inspectors of election appointed by the Board will determine whether a quorum is present and will tabulate the votes for the meeting.

Proxy Voting

The proxy card represents the Shares held of record by each stockholder at the close of business on the record date.  Each stockholder can authorize the individuals named in the proxy card to vote Shares by signing, dating and promptly returning the proxy card.  Each stockholder’s Shares will then be voted at the meeting as the stockholder specifies or, if the stockholder does not specify a choice, as recommended by the Board.  Each stockholder may revoke the proxy by voting in person at the meeting, or by submitting a written revocation or a later-dated proxy addressed to the Secretary of DTG that is received by DTG before the meeting.  If you hold your Shares through a brokerage firm, bank, fiduciary, voting trust or other nominee, you may elect to vote your Shares by a toll-free phone number or over the Internet by following the instructions on the proxy materials forwarded to you.

Proxy Solicitation

Execution and return of the enclosed proxy is being solicited by the Board, on behalf of DTG, for the purposes set forth in the Notice of Annual Meeting of Stockholders.  Solicitation other than by mail may be made personally, by telephone or otherwise and by employees of DTG who will not be additionally compensated for such services.  Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of Shares held of record by any such nominee.  DTG has retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement for out-of-pocket expenses.  The entire cost of soliciting proxies will be borne by DTG.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 9, 2011:

Stockholders may view this Proxy Statement, our form of proxy and our 2010 Annual Report to Stockholders over the Internet by accessing the website www.proxydocs.com/dtg.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with the By-Laws, the Board has set its size at six members.  Under the By-Laws, the number of directors may be changed at any time by resolution of the Board.  The terms of each of the six current directors expire upon the election and qualification of the directors to be elected at the Annual Meeting of Stockholders, or as otherwise provided by the By-laws.  DTG has nominated for re-election to the Board the six individuals who currently serve as directors on the Board, each of whom has consented to serve as a director if elected.

If elected, each director nominee will serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2012, or when such nominee’s successor is duly elected and qualified or as otherwise provided by the By-laws.  For more information concerning these nominees, see “Biographical Information Regarding Director Nominees and Executive Officers.”  Unless otherwise designated, the enclosed proxy card will be voted FOR the election of such nominees as directors.  The Board does not believe that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election or decline to serve, the stockholder’s proxy will be voted for a substitute nominee designated by the Board unless the Board reduces the number of directors to be elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF DTG.

PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed, subject to stockholder ratification, Ernst & Young LLP (“E&Y”), an independent registered public accounting firm, as the independent auditors of DTG (“Independent Auditors”) for the fiscal year ending December 31, 2011.  In making this appointment, the Audit Committee considered whether the provision of services (and the aggregate fees billed for those services) by E&Y, other than audit services, is compatible with maintaining the independence of the outside auditors.

As previously reported, consistent with its charter responsibility to consider rotation of the independent auditors for the Company, the Audit Committee of the Company’s Board of Directors conducted a “request for proposal” process in which it evaluated the credentials of various candidates to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Following completion of that process, the Audit Committee determined to retain E&Y in such capacity for the quarterly reviews and annual audit of the 2011 financial statements.  The Company notified Deloitte & Touche LLP (“Deloitte”) of the Audit Committee’s determination on January 31, 2011. Deloitte remained in place as the Company’s independent registered public accounting firm as of and for the fiscal year ended December 31, 2010, and was dismissed by the Audit Committee effective upon the completion of such audit on February 28, 2011.

During the Company’s fiscal years ended December 31, 2009 and 2010, and for the period January 1, 2011 through February 28, 2011, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports with respect to the Company’s consolidated financial statements for any of such periods.  During such periods, there were also no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.  The reports of Deloitte with respect to the Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The following table provides the various fees and out-of-pocket costs billed by Deloitte in the aggregate for the fiscal years ended December 31, 2009 and 2010:

	2010	2009
Audit Fees In 2009 and 2010, audit fees related to audits of the consolidated and subsidiaries’ annual financial statements, reviews of the consolidated quarterly financial statements and the audit of internal control over financial reporting.	$965,093	$1,091,854
Audit-Related Fees In 2009 and 2010, audit-related fees primarily related to agreed-upon debt compliance procedures, advisory services (including merger-related due diligence in 2010), comfort procedures and accounting consultations.	$844,757	$ 193,915
Tax Fees	$ -0-	$ -0-
All Other Fees	$ -0-	$ -0-

The Audit Committee has the sole authority to retain and terminate the Independent Auditors and to pre-approve any non-audit services performed by such Independent Auditors as set forth in the Audit Committee charter.  The authority to grant pre-approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee for ratification.  Pre-approvals are granted on a case-by-case basis.  The Audit Committee pre-approved all engagements of Deloitte to provide audit and non-audit services in 2009 and 2010, including estimates and/or hourly rates proposed under the engagements.

On January 31, 2011, the Audit Committee engaged E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to stockholder ratification at the Annual Meeting of Stockholders.  During the Company’s fiscal years ended December 31, 2009 and 2010, and for the period January 1, 2011 to February 28, 2011, the Company did not consult with E&Y regarding accounting or disclosure requirements related to any of the matters specified in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

Representatives of E&Y and Deloitte will be present at the Annual Meeting of Stockholders and both will have an opportunity to make a statement and respond to questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

PROPOSAL NO. 3 – ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) and related rules of the Securities and Exchange Commission (“SEC”), the stockholders of DTG are entitled to vote at the Annual Meeting of Stockholders to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

The vote on the compensation of DTG’s named executive officers is advisory only, and it is not binding on DTG or its Board of Directors.  Although the vote is non-binding, the Human Resources and Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when considering the Company’s compensation policies and arrangements.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, DTG’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to achieve annual and long-term performance goals necessary to create stockholder value, while at the same time avoiding the encouragement of excessive risk-taking.  The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.  The 2010 annual incentive award is based on Company performance and is limited to 150% of the target opportunity.  In addition, long-term incentive awards are comprised of Option Rights which are designed to link executive compensation with increased stockholder value over time, and Performance Units which are based on total stockholder return relative to the Russell 2000 and DTG’s Customer Retention Index.

DTG also has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans.  These programs include: stock ownership guidelines for the executives, limited perquisites, and compensation “clawback” policies that permit the Company to recoup incentive compensation in certain circumstances.

The vote on this Proposal is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers as described in this Proxy Statement.

DTG believes that the information provided in the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that DTG’s executive compensation plan was designed appropriately and is working to ensure management’s interests are aligned with the stockholders’ interests to support long-term value creation.  Accordingly, the Board of Directors recommends that stockholders approve the executive compensation of the named executive officers by approving the following advisory resolution:

“RESOLVED, that the stockholders approve the compensation awarded to the Company’s named executive officers for 2010, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and related SEC rules, the stockholders of DTG are entitled to vote at the Annual Meeting of Stockholders regarding whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act should occur every one, two or three years.  Stockholders may also abstain from voting on this matter.  The vote on the frequency of the stockholder vote to approve executive compensation is advisory, and it is not binding on DTG or its Board of Directors.

The Board of Directors recommends an annual advisory stockholder vote on executive compensation is the best approach for DTG, although stockholders are not voting on this recommendation.  The Board believes that an annual vote is desirable for several reasons, including the following:

•	An annual advisory vote on the compensation of our named executive officers will allow DTG to obtain information on stockholders’ views of the compensation on a more frequent and consistent basis.

•
An annual advisory vote on the compensation of our named executive officers provides the highest level of accountability and communication by enabling the advisory stockholder vote to approve the compensation to correspond with the most recent executive compensation information presented in our proxy statement for the annual meeting of stockholders.

Although the vote is non-binding, the Human Resources and Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR AN ANNUAL (“1 YEAR”) ADVISORY VOTE ON EXECUTIVE COMPENSATION.

BIOGRAPHICAL INFORMATION REGARDING
DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The Company is a provider of value-priced rental vehicles serving customers in over 80 countries, with over 600 Company-owned and franchised locations in the United States and Canada.  As of December 31, 2010, the Company employed approximately 6,000 full-time and part-time employees.  All of our directors hold, or have held, senior executive positions in large, complex (and, in many cases, global) organizations, as well as directorships at other U.S. public companies.  In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in all of the core management disciplines, including strategic planning, brand management, finance, compensation and leadership development, compliance and risk management.  All of them also have significant experience in corporate governance and risk oversight through their positions as directors of other public companies, and many have served as members of audit, compensation and nominating/corporate governance committees at these companies, as well as at DTG.  These skills and experience are pertinent to the Company’s current and evolving business strategies, and permit the Board to offer senior management a diverse range of perspectives about the complex issues facing the Company.

The following table highlights specific qualifications, skills and experiences considered by the Governance Committee in recommending DTG’s slate of director nominees.  Additional biographical details about the director nominees follow this table.

Director Nominee		Qualifications, Skills and Experience
Thomas P. Capo	● ● ● ● ●
 Executive management experience in automotive industry business
 Core management skills
 Experience in finance, financial reporting, compliance and controls and franchised operations
 Public company directorship and committee experience, including in the automotive industry and at board chairman level
 Independent of management

Maryann N. Keller	● ● ● ● ●
 Executive management experience, including in automotive industry business
 Core management skills
 Experience in finance, financial reporting, compliance and controls and investment analysis
 Public company directorship and committee experience, including in the automotive industry
 Independent of management

Hon. Edward C. Lumley	● ● ● ● ●
 Executive management experience in financial services, government, and in the manufacturing industry
 Core management skills
 Experience in investment analysis, finance, compliance and controls
 Public company directorship and committee experience, including at board chairman and lead director levels
 Independent of management

Richard W. Neu	● ● ● ● ●
 Executive management experience in financial services business, including at the chief financial officer level
 Core management skills
 Experience in finance, financial reporting, compliance and controls
 Public company directorship and committee experience, including at board chairman level
 Independent of management

Director Nominee		Qualifications, Skills and Experience
John C. Pope	● ● ● ● ●
 Executive management experience, including in transportation  industry business and at the president, chief operating
 officer and chief financial officer levels
 Core management skills
 Experience in finance, financial reporting, compliance and controls and international business
 Public company directorship and committee experience, including in the transportation industry and at board chairman level
 Independent of management

Scott L. Thompson	● ● ● ●
 Operating and management experience in automotive industry businesses, including at the chief financial officer level and at the executive vice president of operations level
 Core management skills
 Company Chief Executive Officer’s unique perspective and insights into the
 Company and its businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges
 Public company directorship and committee experience, including at board chairman level

Below is information furnished to us by the director nominees, including their name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of DTG.

Thomas P. Capo, 60, has served as a director of DTG since November 1997 and as Chairman of the Board from October 2003 to November 2010.  Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000.  From November 1991 to October 1998 he was Treasurer of Chrysler Corporation.  Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation.  Mr. Capo is also currently a director and member of the audit committee of Cooper Tire & Rubber Company, and has served in that capacity since 2007.  Since November 9, 2009, he has also served as a director and member of the audit committee of Lear Corporation.  Mr. Capo previously served as a director of Sonic Automotive, Inc. from 2001 to 2006, of JLG Industries, Inc. from 2005 to 2006, and of Micro-Heat, Inc., a private company, from 2006 to 2007.

Maryann N. Keller, 67, has served as a director of DTG since May 2000.  Ms. Keller was President of the Automotive Services unit of priceline.com from July 1999 to November 2000.  Prior to joining priceline.com, she was a senior managing director and investment analyst at Furman Selz LLC from 1985 to 1998 and was a financial analyst with ING Barings (which acquired Furman Selz LLC in 1998) from January 1999 to June 1999.  Since December 2000, Ms. Keller has been the President of Maryann Keller & Associates, a consulting firm.  Ms. Keller was also a director of Lithia Motors, Inc. from 2006 to 2009.  Since May 2010, Ms. Keller has been a director of DriveTime Automotive Group, Inc., and currently serves on its audit, compensation and governance committees.

Hon. Edward C. Lumley, 71, has served as a director of DTG since December 1997.  Mr. Lumley has been Vice Chairman of the investment banking firm BMO Nesbitt Burns Inc. since January 1991.  Prior to this, Mr. Lumley was Chairman of the Noranda Manufacturing Group and was an elected member of the Canadian Parliament, serving as a Minister of the Crown in several portfolios such as industry and international trade.  He has served as a director of CN Rail since 1996 and as a director of BCE Inc. since 2003.  Mr. Lumley has previously served as a director of Magna International Inc. from 1989 to 2007, of Magna Entertainment Corp. from 2000 to 2006, and of Intier Automotive Inc. from 2001 to 2005.  In 2006, Mr. Lumley was appointed Chancellor of the University of Windsor.

Richard W. Neu, 55, has served as a director of DTG since February 2006 and was appointed as its Chairman of the Board on November 29, 2010.  Mr. Neu served as the interim Chief Financial Officer of DTG from April 2008 until the appointment of Mr. Thompson to that position in May 2008.  Mr. Neu was the Chief Financial Officer and Treasurer of Charter One Financial, Inc. from December 1985 to August 2004, was a director of Charter One Financial, Inc. from 1992 to August 2004, and previously worked for KPMG LLP as a Senior Audit Manager.  Mr. Neu has been a director of MCG Capital Corporation since November 2007, and has been Chairman of the Board since April 2009.  In January 2010, Mr. Neu was elected a director of Huntington Bancshares Incorporated.

John C. Pope, 62, has served as a director of DTG since December 1997.  Mr. Pope has been Chairman of PFI Group, an investment firm, since July 1994.  Mr. Pope has also been Chairman of the Board of Waste Management, Inc. since November 2004 and a director since 1997.  In addition, Mr. Pope has served as a director of Con-Way, Inc. since 2003, of Kraft Foods Inc. since 2001, and of RR Donnelley & Sons, Inc. (or a predecessor company) since 1997.  Mr. Pope was the Chairman of the Board of MotivePower Industries, Inc. from January 1996 to November 1999 and a director from May 1995 to November 1999.  Mr. Pope also previously served as a director of Federal-Mogul Corporation from 1987 to 2007.  Further, Mr. Pope served as a director of Per-Se Technologies, Inc. from 1996 to 2005.  Mr. Pope served as a director and in various executive positions with UAL Corporation and United Airlines, Inc. between January 1988 and July 1994, including as Chief Financial Officer, President and Chief Operating Officer.  Mr. Pope also has served as Chief Financial Officer (from 1985 to 1988) and Treasurer (from 1979 to 1985) of AMR Corporation/American Airlines.

           Scott L. Thompson, 52, has served as a director of DTG since October 2008 and is the Chief Executive Officer and President of DTG.  Prior to serving as Chief Executive Officer and President, Mr. Thompson was a Senior Executive Vice President and the Chief Financial Officer of DTG from May 2008 to October 2008.  Prior to joining DTG, Mr. Thompson was a consultant to private equity firms from 2005 until May 2008, and was a founder of Group 1 Automotive, Inc., a NYSE and Fortune 500 company, serving as its Senior Executive Vice President, Chief Financial Officer and Treasurer from February 1996 until his retirement in January 2005.  Mr. Thompson is non-executive Chairman of the Board of Houston Wire and Cable and has served in that capacity since 2007, and has served as a director of Conn’s, Inc. since June 2004.  Mr. Thompson is a Certified Public Accountant and a member of, and designated as a certified director by, the National Association of Corporate Directors.

BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS

The following sets forth information concerning the executive officers of DTG other than Mr. Thompson (whose information appears above) as of the date of this Proxy Statement, including their name, age, principal occupation and employment during at least the past five years and the period during which such person has served as an executive officer of DTG.

R. Scott Anderson, 52, is Senior Executive Vice President, Operations and Global Sales and Marketing of DTG.  Prior to his election as a DTG officer in January 2003, Mr. Anderson served in several management positions with Thrifty Rent-A-Car System, Inc. since October 1995.

H. Clifford Buster III, 41, joined DTG in October 2008 and is Senior Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Buster is a Certified Public Accountant and previously served as Vice President of Finance and Treasurer of Helix Energy Solutions Group, Inc. from March 2006 to October 2008 and in various finance positions, including Vice President and Treasurer, with Group 1 Automotive, Inc. from 1998 to 2006.

Rick L. Morris, 52, is Executive Vice President and Chief Information Officer of DTG, and has served in such capacity since October 2007.  Prior to joining DTG, Mr. Morris had been the Chief Information Officer of a division of Capital One Financial Corporation since 2002.

Vicki J. Vaniman, 54, is Executive Vice President, General Counsel and Secretary of DTG.  Prior to her election as a DTG officer in January 2003, Ms. Vaniman had been Vice President and General Counsel for Dollar Rent-A-Car Systems, Inc. since February 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Certain Beneficial Owners

The following table sets forth certain information as of April 11, 2011, with respect to each person known by DTG to beneficially own more than 5% of the outstanding Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
York Capital Management Global Advisors, LLC 767 Fifth Avenue, 17th Floor New York, New York 10153	4,173,642 (2)	14.43%
PAR Investment Partners, L.P. PAR Group, L.P. PAR Capital Management, Inc. One International Place, Suite 2401 Boston, Massachusetts 02110	2,191,800 (3)	7.58%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	2,048,239 (4)	7.08%
Westchester Capital Management, LLC Westchester Capital Management, Inc. 100 Summit Drive Valhalla, New York 10595	2,028,131 (5)	7.01%

(1)	Based on 28,929,182 Shares outstanding as of April 11, 2011.

(2)
As reported in a Schedule 13G dated April 11, 2011, York Capital Management Global Advisors, LLC has sole voting and dispositive power in respect of all of the reported Shares and shared voting and dispositive power in respect of none of the reported Shares.

(3)
As reported in a Schedule 13G dated July 14, 2010, PAR Investment Partners, L.P., PAR Group, L.P.  and PAR Capital Management, Inc. have sole voting and dispositive power in respect of all of the reported Shares and shared voting and dispositive power in respect of none of the reported Shares.

(4)
As reported in Schedule 13G dated February 4, 2011, BlackRock, Inc., a parent holding company, has sole voting and dispositive power in respect of all the reported Shares and shared voting and dispositive power in respect of none of the reported Shares.

(5)
As reported in a Schedule 13G dated February 14, 2011 filed jointly by Westchester Capital Management, LLC (“Westchester LLC”), Westchester Capital Management, Inc. (“Westchester Inc.”), The Merger Fund, The Merger Fund VL, the Dunham Monthly Distribution Fund (“DMDF”) and Green & Smith Investment Management L.L.C. (“Green & Smith” and, together with the other named entities, the “Reporting Companies”) and Messrs. Roy Behren, Michael T. Shannon and Frederick W. Green (the “Principals”).  According to the Schedule 13G, Westchester  LLC and Westchester Inc. may each be deemed to beneficially own 2,028,131 Shares, consisting of (i) 1,990,731 Shares held by The Merger Fund, (ii) 7,400

Shares held by The Merger Fund VL and (iii) 30,000 Shares held by the DMDF.  Westchester LLC is the investment advisor of The Merger Fund and The Merger Fund VL, and the sub-advisor of the DMDF.  Westchester Inc also held those positions with respect to such Reporting Companies until December 31, 2010.  Green & Smith may be deemed to beneficially own 50,111 Shares held by GS Master Trust, for which it serves as investment advisor.  Each of the Principals may also be deemed to beneficially own all of the foregoing Shares by virtue of their shared voting and dispositive power with respect thereto with the applicable Reporting Companies.  Each of Messrs. Behren and Shannon are Co-President of Westchester LLC and Co-Manager and members of Green & Smith.  Until December 31, 2010, Mr. Green was President of Westchester Inc. and a Manager of Green & Smith.

Directors, Director Nominees and Executive Officers

The following table sets forth certain information as of April 11, 2011 with respect to the number of Shares owned by (a) each director nominee of DTG, (b) each named executive officer of DTG and (c) all current directors and named executive officers of DTG as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Thomas P. Capo	70,510	(3)	Less than 1%
Maryann N. Keller	66,011	(4)	Less than 1%
Hon. Edward C. Lumley	60,828	(5)	Less than 1%
Richard W. Neu	38,351	(6)	Less than 1%
John C. Pope	83,013	(7)	Less than 1%
Scott L. Thompson	434,433	(8)	1.5%
H. Clifford Buster III	136,010	(9)	Less than 1%
R. Scott Anderson	225,260	(10)	Less than 1%
Vicki J. Vaniman	127,166	(11)	Less than 1%
Rick L. Morris	88,012	(12)	Less than 1%
All directors and named executive officers as a group	1,329,594		4.6%

(1)
The SEC deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days.  Accordingly, Shares subject to vested options as well as options exercisable within 60 days are included in this column.  Restricted Stock Units that are to be settled in stock or may be settled in cash or stock at the option of the holder are only included in this column if they vest within 60 days.  Restricted Stock Units that have been granted but not included in this column are identified below.

(2)	Based on 28,929,182 Shares outstanding as of April 11, 2011.

(3)
Consists of  (i) 66,950 Shares subject to a deferral agreement between DTG and Mr. Capo and (ii) 3,560 shares owned by Mr. Capo.  Not included are 1,866 Restricted Stock Units that vest on December 31, 2011.

(4)	Consists of 66,011 Shares subject to a deferral agreement between DTG and Ms. Keller. Not included are 1,866 Restricted Stock Units that vest on December 31, 2011.

(5)	Consists of (i) 50,828 Shares owned by Mr. Lumley and (ii) 10,000 Shares subject to options. Not included are 1,866 Restricted Stock Units that vest on December 31, 2011.

(6)	Consists of 38,351 Shares subject to a deferral agreement between DTG and Mr. Neu. Not included are 1,866 Restricted Stock Units that vest on December 31, 2011.

(7)
Consists of (i) 32,203 Shares owned by Mr. Pope, (ii) 40,810 Shares subject to a deferral agreement between DTG and Mr. Pope and (iii) 10,000 Shares subject to options.  Not included are 1,866 Restricted Stock Units that vest on December 31, 2011.

(8)
Consists of (i) 114,804 Shares owned by Mr. Thompson, (ii) 13,387 Restricted Stock Units and (iii) 306,242 Shares subject to options.  Not included are (a) 3,387 Restricted Stock Units that vest on May 22, 2012, (b) 16,670 Restricted Stock Units that vest on October 13, 2011, (c) 30,000 Restricted Stock Units that vest on May 13, 2012, (d) 12,925 Shares subject to options that vest on May 22, 2012, (e) 65,833 Shares subject to options that vest on October 31, 2011 and (f) 150,000 Shares subject to options that vest on May 13, 2012.

(9)
Consists of (i) 9,343 Shares owned by Mr. Buster and (ii) 126,667 Shares subject to options.  Not included are (a) 33,333 Shares subject to options that vest on October 31, 2011 and (b) 90,000 Shares subject to options that vest on May 13, 2012.

(10)
Consists of (i) 26,325 Shares owned by Mr. Anderson, (ii) 43,337 Shares owned by the trust of Mr. Anderson’s spouse, (iii) 211 Shares held in DTG’s 401(k) plan and (iv) 155,387 Shares subject to options.  Not included are (a) 41,667 Shares subject to options that vest on October 31, 2011 and (b) 90,000 Shares subject to options that vest on May 13, 2012.

(11)
Consists of (i) 15,082 Shares owed by Ms. Vaniman, (ii) 4,522 Shares owned by Ms. Vaniman’s trust, (iii) 21,734 Shares subject to a deferral agreement between DTG and Ms. Vaniman, (iv) 881 Shares held in DTG’s 401(k) plan and (v) 84,947 Shares subject to options.  Not included are (a) 15,000 Shares subject to options that vest on October 31, 2011 and (b) 60,000 Shares subject to options that vest on May 13, 2012.

(12)
Consists of (i) 10,297 Shares owned by Mr. Morris and (ii) 77,715 Shares subject to options.  Not included are (a) 15,000 Shares subject to options that vest on October 31, 2011 and (b) 60,000 Shares subject to options that vest on May 13, 2012.

INDEPENDENCE, MEETINGS, COMMITTEES AND
COMPENSATION OF THE BOARD OF DIRECTORS

Independence

The Board has determined that all of the director nominees, other than Chief Executive Officer and President Scott L. Thompson, who is an employee of DTG, are “independent” as defined by DTG policy and NYSE rules and regulations.  Specifically, the Board’s determinations of director independence were made in accordance with the categorical standards for director independence reflected in DTG’s Corporate Governance Policy adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

As a part of its review of the independence of directors, the Board considered the relationship of DTG with BMO Nesbitt Burns Inc. (“BMO”), of which Mr. Lumley serves as Vice Chairman.  Since 1999, BMO has structured the financing for the Company’s Canadian vehicles.  BMO was selected after a review of multiple financing proposals from other lenders.  Mr. Lumley has no involvement with this financing and none of his compensation at BMO relates to this program.  In addition, Mr. Lumley is not in a management position at BMO.  The Board also considered the amounts of various fees and interest payable by DTG to BMO.  The Board then applied its categorical standards for independence and determined that DTG’s relationship with BMO was in the ordinary course of business, and that because Mr. Lumley had no involvement in the financing, he would be treated as an independent director of DTG.

Meetings and Committees

The Board has established certain standing committees, which are comprised solely of independent directors, to consider designated matters.  These committees of the Board are the Governance Committee, the Audit Committee and the Human Resources and Compensation Committee.  The Board annually selects from its members the members and chair of each committee.  The following table sets forth the number of Board and committee meetings (including teleconference meetings) held in 2010 and the members of each committee and the chair of each committee as of the date of this Proxy Statement:

Director	Board	Governance	Audit	Human Resources and Compensation
Thomas P. Capo (1)	X		X
Maryann N. Keller (1)	X		Chair	X
Hon. Edward C. Lumley	X	X	X	Chair
Richard W. Neu (1)	Chair	X	X
John C. Pope	X	Chair		X
Scott L. Thompson	X
Meetings Held in 2010	28	4	13	8

(1)
Mr. Capo was, until November 29, 2010, Chairman of the Board and an ex-officio member of all Board committees.  Subsequent to that date, Mr. Capo remained a member of the Audit Committee.  Effective November 29, 2010, Mr. Neu was elected as Chairman of the Board and Ms. Keller became Chair of the Audit Committee, replacing Mr. Neu in that capacity.

In 2010, each director attended 99% or more of the total of all meetings held by the Board and the committees on which he or she served.

The Board has adopted a Corporate Governance Policy and charters for each of the Board committees.  The Corporate Governance Policy and each committee charter are located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”  DTG will provide, without charge, a copy of the Corporate Governance Policy and any committee charter to any stockholder upon written request.

At each regularly scheduled meeting of the Board, the non-management directors of DTG meet in executive session without members of management present.  These sessions are presided over by the independent Chairman of the Board.

Interested parties may communicate with the Chairman of the Board and with the independent directors in the manner described below under “Communications with Stockholders.”

Attendance at Annual Meetings of Stockholders

It is DTG’s policy that all directors should attend the Annual Meeting of Stockholders unless there are extenuating circumstances.  All of the DTG directors attended the Annual Meeting of Stockholders held on June 10, 2010.

Governance Committee

           Independence and Charter

The Governance Committee is as of the date of this Proxy Statement comprised of three independent directors, Messrs. Lumley, Neu and Pope (Chair).  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations.

The Governance Committee evaluates the organization, function and performance of the Board and its committees, the qualifications for director nominees and matters involving corporate governance.  A more detailed description of the Governance Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Consideration and Evaluation of Director Nominees

The Company has a policy with respect to the consideration of director candidates.  Under the policy, the Governance Committee establishes criteria for director nominees, screens candidates and recommends director nominees who are approved by the full Board.  The Governance Committee will consider director nominees suggested by its members, other directors, stockholders or other sources.  The Governance Committee may also retain a search firm (which may be paid a fee) to identify director candidates.  Director nominations by stockholders may be submitted at the times and in the manner described below under “Stockholder Proposals and Director Nominations for Next Annual Meeting.”

All candidates, including those recommended by stockholders, are evaluated on the same basis in light of their credentials and the needs of the Board and the Company.  The Governance Committee seeks directors with established records of accomplishment in areas relevant to the Company’s strategy and operations and who share characteristics identified in DTG’s Corporate Governance Policy as valuable to a well-functioning Board:  ability to apply independent judgment to a business situation; ability to represent broadly the interests of all of DTG’s stockholders and constituencies; the absence of any conflicts of interest that would interfere with the potential nominee’s loyalty to DTG and its stockholders; practical or academic experience in business, economics, government or the sciences (ideally, 15 or more years of experience including management responsibilities); and time to be an active member of the Board and one or more Board committees.  Under the Company’s policy, the Board takes into account principles of diversity.  While the policy does not prescribe diversity standards, as a matter of practice, the Board considers diversity in the context of the Board as a whole, including with respect to diversity of experience, geographic background, gender, race, age and current affiliations that may offer the Company exposure to contemporary business issues.  Candidates are also evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Audit Committee

           Independence and Charter

The Audit Committee is, as of the date of this Proxy Statement, comprised of four independent directors, Mr. Capo, Ms. Keller (Chair), Mr. Lumley and Mr. Neu.  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations, and each of them is also “financially literate” as required by NYSE rules and regulations.

The Audit Committee appoints the Independent Auditors, reviews and approves their fees for audit and non-audit services, and reviews the scope and results of audits performed by the Independent Auditors and by DTG’s internal auditors.  It also reviews corporate compliance matters and reviews the Company’s system of internal accounting controls, its significant accounting policies and its financial statements and related disclosures.  A more detailed description of the Audit Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Audit Committee Financial Experts

The Board has determined that each of Mr. Capo, Ms. Keller and Mr. Neu is an “audit committee financial expert” as defined by SEC rules.

Human Resources and Compensation Committee

Independence and Charter

The Human Resources and Compensation Committee is, as of the date of this Proxy Statement, comprised of three independent directors, Ms. Keller, Mr. Lumley (Chair) and Mr. Pope.  Each of the members is “independent” as defined by DTG policy and NYSE rules and regulations.

The Human Resources and Compensation Committee makes recommendations to the Board regarding DTG’s executive compensation program, and generally reviews the human resources area for the Company, including its management development and succession.  As a part of its executive compensation function, it approves salaries, retirement benefits, incentive compensation awards and equity incentive grants for officers, as well as corporate goals under performance-based compensation plans.  A more detailed description of the Human Resources and Compensation Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website at www.dtag.com under the heading “Corporate Governance.”

Processes and Procedures for Consideration and Determination of Executive and Director Compensation

The Human Resources and Compensation Committee annually reviews the performance of all officers.  Executive officers also contribute to this review process by discussing executive performance with the Human Resources and Compensation Committee as requested.  The Human Resources and Compensation Committee makes all decisions regarding cash and equity awards for all officers of the Company after consultation with the other independent directors.  The Human Resources and Compensation Committee also reviews the performance and pay of the Chief Executive Officer and discusses its review with the Board.  As part of its compensation reviews, the Human Resources and Compensation Committee may use data obtained by Towers Watson, its independent compensation consultant.  The independent compensation consultant is engaged directly by the Human Resources and Compensation Committee and, in general, compiles information for, and makes presentations to, the Human Resources and Compensation Committee, and reviews compensation plans proposed by DTG.  It should be noted that the Risk and Financial Services Group of Towers Watson, performs separate work for DTG in relation to the valuation of insurance reserves, for an annual fee which does not exceed $120,000.  This relationship and the work performed by the Risk and Financial Services Group are unrelated to the work performed by Towers Watson at the request of the Human Resources and Compensation Committee and, therefore, the Human Resources and Compensation Committee has determined that Towers Watson is independent with regard to its compensation consulting.  Further, all of Towers Watson’s work for DTG must be pre-approved by the Human Resources and Compensation Committee.

The Human Resources and Compensation Committee also reviews the compensation for the Board and its committees.  In recommending such compensation to the Board, the Human Resources and Compensation Committee utilizes data furnished by Towers Watson.

The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Chairman of the Board, Chief Executive Officer and Senior Vice President-Human Resources.  Such meetings are regularly attended by the Chief Executive Officer and the Senior Vice President-Human Resources.  At each meeting, the Human Resources and Compensation Committee also meets in executive session.  The Chair of the Human Resources and Compensation Committee reports the Human Resources and Compensation Committee’s recommendations on executive compensation to the Board.  Independent advisors and DTG’s human resources department support the Human Resources and Compensation Committee in its duties and such department may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs.  The Human Resources and Compensation Committee has authority under its charter to retain, approve fees for and terminate consulting firms as it deems necessary to assist in the fulfillment of its responsibilities.

           Compensation Committee Interlocks and Insider Participation

           Directors Thomas P. Capo (ex-officio), Maryann N. Keller, Edward C. Lumley and John C. Pope served as members of the Human Resources and Compensation Committee during 2010.  None of the foregoing directors has ever been an officer or employee of DTG or has had any relationship requiring disclosure by DTG as a related party transaction.

Report of Audit Committee

Meetings With Management, Internal Auditors and Independent Auditors

The Audit Committee reviewed and discussed the audited financial statements and effectiveness of internal controls with management, internal auditors and the Company’s independent registered public accounting firm for 2010, Deloitte & Touche LLP.  Based on these discussions and its other work, the Audit Committee recommended that the Board include the audited consolidated financial statements in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Audit Committee also has met and held discussions with management, internal auditors and the Independent Auditors regarding various topics in addition to matters related to financial statements.

           The discussions with Deloitte also included the matters required by the Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance.

In addition, Deloitte has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the firm’s independence with the firm.

Responsibility

The Audit Committee is not responsible for either the preparation of the financial statements or the auditing of the financial statements.  Management has the responsibility for preparing the financial statements and implementing, maintaining and evaluating the effectiveness of internal controls and the Independent Auditors have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls.  The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Independent Auditors included in their report on DTG’s financial statements.

THE AUDIT COMMITTEE

Maryann N. Keller, Chair
Thomas P. Capo
Edward C. Lumley
Richard W. Neu

March  31, 2011

Compensation

Board Compensation has historically consisted of a combination of cash, equity grants and vehicle privileges.  In 2010, director compensation was modified to reflect current market practice, including the elimination of meeting fees and the vehicles provided to the directors for their personal use.

           Board Meeting Fees, Committee Meeting Fees and Retainers

            Beginning in 2010, the annual compensation program for independent directors provides that for each fiscal year of service, each independent director will receive an annual retainer of $60,000 in the form of cash, paid in quarterly installments of $15,000 each, and $90,000 in the form of equity compensation, discussed below.   The Company did not pay separate meetings fees but continued to pay additional fees to the committee chairs as follows:  The Governance Committee chair was paid an annual retainer of $5,000, in quarterly cash installments of $1,250.  The Human Resources and Compensation Committee chair was paid an annual retainer of $7,500, in quarterly cash installments of $1,875.  The Audit Committee chair was paid an annual retainer of $10,000, in quarterly cash installments of $2,500.  Mr. Capo was the non-executive Chairman of the Board from January 1, 2010 to November 29, 2010.  Mr. Capo’s compensation for services rendered as Chairman was $137,500 for the fiscal year ended December 31, 2010.

Effective December 1, 2010, the compensation for independent directors in 2011 will remain as it was in 2010 with the exception of the retainer for the Chairman of the Board, which is $100,000 annually, paid quarterly in arrears.

Directors were permitted to elect in advance to defer all or any portion of their compensation that was to be paid in Common Stock.

Restricted Stock Grants

On January 27, 2010, each independent director was granted 3,560 Restricted Stock Units under the Plan having an aggregate grant date fair value of $90,000.  The number of Restricted Stock Units granted was calculated on the basis of the closing price per Share on the day of the grant ($25.28).  The Restricted Stock Units vested on December 31, 2010.  Beginning in 2011, each independent director will receive a retainer in the form of Restricted Stock Units with a grant date fair value of $90,000 in addition to the cash retainer discussed above.  Accordingly, on January 26, 2011, each independent director was granted 1,866 Restricted Stock Units having an aggregate grant date fair value of $90,000 and which will vest on December 31, 2011.

Effective January 2010, Restricted Stock Units will be settled exclusively in Common Stock.

Other

Effective January 1, 2010, the benefit of providing one vehicle for personal use to each independent director while serving as a director was eliminated.  DTG will continue its policy of furnishing rental cars for short-term use for product and service evaluation to each director.  Following a change in control of DTG or retirement from the Board with five or more years of service, each director is permitted the use of rental cars for product and service evaluation for the life of the director.

No Employee Director Compensation or Benefits

DTG does not pay compensation or provide benefits for service to any director solely in such capacity who is also an officer or employee of the Company, except that Mr. Thompson, as a director, is entitled to the use of rental cars for product and service evaluation for life if he retires from the Board with five or more years of service or following a change in control of DTG.

Director Compensation Table

The following table provides certain summary information concerning compensation of the independent directors for the fiscal year ended December 31, 2010:

2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)	(g)	(h)
Thomas P. Capo	197,500	90,000	--	--	--	--	287,500
Maryann N. Keller	60,833	90,000	--	--	--	--	150,833
Hon. Edward C. Lumley	67,500	90,000	--	--	--	--	157,500
Richard W. Neu	77,500	90,000	--	--	--	--	167,500
John C. Pope	65,000	90,000	--	--	--	--	155,000

(1)
The amount shown in column (c) for each director reflects the grant date fair value attributable to the Restricted Stock Unit awards (3,560 Restricted Stock Units for each independent director in accordance with Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC 718”)).  The grant date fair value was determined as of the grant date of January 27, 2010, based on a closing Share price of $25.28.

(2)
Since May 2002, no independent director has been awarded Option Rights.  As of December 31, 2010, the amount of outstanding Option Rights that are fully vested but not yet exercised by the current directors were as follows:  (a) Mr. Lumley, 10,000, and (b) Mr. Pope, 10,000.

Stock Ownership Guidelines

The Company’s current stock ownership guidelines require each independent director of DTG to hold at least 20,000 Shares.  Directors are generally given five years from commencing service on the Board to meet the stock ownership guidelines.  All of the current independent directors meet or exceed these guidelines.

Leadership Structure of the Board

Mr. Capo, a non-employee independent director, served as DTG’s Chairman of the Board from 2003 to November 29, 2010, when Mr. Neu, also a non-employee independent director, assumed that role.  Mr. Thompson serves as our Chief Executive Officer and President.  Separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman.  While DTG’s By-Laws and Corporate Governance Policy do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having an independent director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain risks and exposures being delegated as described below to Board committees that report on their deliberations to the full Board.  The oversight responsibility of the Board and its committees is supported by management reporting processes that are designed to surface key risk exposures and assist the Board in evaluating them in light of the Company’s overall risk profile and in assessing the scope and effectiveness of risk management and mitigation initiatives.  The Audit Committee plays a principal role in evaluating the process by which the Board and its committees exercise their oversight responsibilities with respect to risk.  The Board believes that its leadership structure, which includes a non-executive Chairman of the Board, facilitates an independent assessment of the Company’s risk profile and major risk exposures.

The Board’s oversight focuses on four principal areas of risk:  strategic; financial; operational; and compliance and regulatory.  The Board annually conducts an in-depth review of the business, which addresses strategic and other key risks that could materially affect execution of the Company’s plans.  This review is supplemented throughout the year with regular management presentations that highlight material risks and exposures and related initiatives.  In addition, the Board and its committees conduct, as needed or appropriate, executive sessions with management personnel responsible for certain areas of risk.  For example, the head of internal audit and the Chief Financial Officer each meet separately with the Audit Committee periodically, without any other management personnel present.

Oversight of risks directly relating to the responsibilities of the Board’s committees is undertaken at the committee level.  The allocation of risk oversight among the Board’s committees is as follows:

Audit Committee	Risks and exposures associated with financial matters, financial reporting, accounting, tax, internal control over financial reporting and ethics matters.

Governance Committee	Risks and exposures relating to corporate compliance, legal and regulatory matters.

Human Resources and Compensation Committee	Risks and exposures associated with the Company’s compensation programs and arrangements, leadership development and management succession planning.

Communications with Stockholders

Stockholders may send communications to the Board, or to any individual director or the non-management or independent directors as a group.  Such communications should be addressed to the Secretary at Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  All such communications received by the Secretary will be forwarded to the Chairman of the Board and to the Chief Executive Officer.  The Secretary and the Chairman of the Board will review the communications and determine whether or not it is appropriate to forward the communications to the Board or any director or group of directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2010 Overview

Despite lingering economic uncertainty in 2010, management shifted its focus on stabilization during 2009 to a strategy of maximizing profitability and cash flow.  The objectives of this shift were to further strengthen the balance sheet, enhance liquidity and position the Company for future success and growth in a recovering economic environment.

While management was focused on the execution of this stand-alone business plan, it faced the additional challenge of delivering on this plan while attempting to minimize the distractions to its personnel and operations resulting from the execution in April of a merger agreement with Hertz Global Holdings, Inc.  Throughout the first nine months of 2010 until the failure of the stockholder vote to approve the merger in September, management was required to devote significant time and resources to merger-related activities, while keeping the business running as a profitable stand-alone entity.  This required a significant emphasis on retaining and engaging key employees in light of the uncertainty caused by the potential merger.

As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, management successfully executed on its stand-alone business plan for 2010, maximizing profitability and further strengthening the balance sheet through continued focus on cost control and operating efficiencies.  The Company generated corporate earnings before interest, taxes, depreciation and amortization (“Corporate Adjusted EBITDA”) of $235.7 million in 2010.  Excluding $22.6 million of expenses related to a proposed merger, the Company delivered the highest level of Corporate Adjusted EBITDA in its history, totaling $258.3 million in 2010, a $158.9 million improvement from the $99.4 million reported in 2009.  There was also significant growth in Corporate Adjusted EBITDA over the last three years as shown by the chart below:

The Company was able to successfully mitigate personnel distractions and disruptions to its operations related to the proposed merger by keeping employees informed of developments, implementing retention tools and ensuring that everyone’s focus remained on product delivery and customer service during the period of uncertainty.  The Company favorably resolved fleet financing issues in 2010, completing over $1 billion of new financing to support the Company’s rental business, and ended 2010 with profitable operations, abundant liquidity and a share price that had improved from $25.61 on December 31, 2009 to $47.26 on December 31, 2010, an increase of approximately 85%.  In a study by Bespoke Investment Group LLC of Harrison, New York, DTG was named as having the second best performing shares in the Russell 3000 Index over the past two years.

The Human Resources and Compensation Committee’s actions during 2010 with respect to executive pay reflected these circumstances and results.  Given the ongoing uncertainty in the economy and the fact that the Company had only recently completed the first phase of its turnaround plan in 2009, the Human Resources and Compensation Committee chose not to increase base pay for its named executive officers for 2010.  In addition, the Human Resources and Compensation Committee did not issue equity as a component of management’s compensation plans for 2010, taking into account the retention value and alignment of interests with stockholders provided by equity grants made in 2009.

The Company’s annual cash incentive plan for 2010 was designed to provide additional incentive compensation in the event the Company was able to exceed certain financial targets, with such performance incentives capped at a pre-determined level. Because the Company significantly exceeded the financial targets under the annual incentive plan for 2010, management (including the named executive officers) was paid incentive awards at the maximum amounts determined under the plan.

The Human Resources and Compensation Committee believes that the compensation actions in 2010, taken in conjunction with the 2009 actions with respect to equity incentives to reward and retain management, were appropriate in light of existing business conditions.

Objectives of Compensation Program

The Human Resources and Compensation Committee is guided by the following key objectives in determining the compensation of the Company’s named executive officers:

Competitive Pay

Compensation should reflect the competitive marketplace so that the Company can attract, retain and motivate high-caliber executives.

Accountability for Business Performance

Compensation should be tied largely to overall Company financial and operating performance, so that executives are held accountable through their compensation for achievement of Company financial and operating results.

Accountability for Individual Performance

Compensation should also be tied to the individual’s performance to encourage and reflect individual contributions to the Company’s performance.

Alignment with Stockholder Interests

Compensation should reflect DTG’s Common Stock performance through equity-based incentives, such as Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units and Option Rights, to align the interests of executives with those of DTG’s stockholders.

Design and Risk Mitigation

DTG’s executive compensation program is designed to clearly and fairly relate pay to performance, with the objective of creating long-term stockholder value.  DTG’s executive compensation program is also designed to match pay practices with corporate goals.  Each year, the Human Resources and Compensation Committee establishes annual cash incentive award levels and considers the grant of long-term equity incentive compensation awards under the Second Amended and Restated Long-Term Incentive Plan and Director Equity Plans (as amended, the “Plan”).  At the end of each year, the Human Resources and Compensation Committee conducts a full review of the elements of compensation and compares those elements to DTG’s key objectives.

A primary objective of DTG’s executive compensation program is to encourage and reward performance by the executives, including the named executive officers, that meets or exceeds DTG’s financial and operational performance goals, without encouraging the taking of excessive risks that could be detrimental to the interests of DTG’s stockholders.

Further, the Company strives to develop overall compensation packages that include a variety of short- and long-term awards, as well as a balanced mix of cash and equity incentives.  Performance targets for our performance-based awards, whether cash or equity, are established to encourage the executives, including the named executive officers, to maximize DTG’s performance over the long-term, as opposed to focusing on short-term profits.

The Human Resources and Compensation Committee believes that its compensation decisions are aligned with these objectives and that risks arising from the compensation programs, if any, would not be reasonably likely to have a material adverse affect on the Company.

Participants in Compensation Decisions

The following table identifies the various individuals and groups who participate in decision making for DTG’s executive compensation program and their duties in 2010 in connection with such participation.

Participant		Duties
Human Resources and Compensation Committee	● ● ● ●

Reviewed the performance of the Chief Executive Officer, the other named executive officers and other select members of the executive group

Approved the compensation of the Chief Executive Officer after consultation with other independent directors

Made all decisions regarding cash and equity award plans for executives after consultation with other independent directors

Consulted with Towers Watson, its independent compensation
consultant, as a part of all compensation reviews

Chief Executive Officer	●	Contributed to the review process of select members of the executive group
Towers Watson – external consultant to the Human Resources and Compensation Committee	● ● ●

Worked directly for the Human Resources and Compensation
Committee

Reviewed all presentation materials developed by or at the request of
DTG management for presentation to the Human Resources and
Compensation Committee

Consulted with, asked questions of and provided comments to DTG management, management's external compensation consultant, and the Human Resources and Compensation Committee regarding all compensation plans, presentations, proposed actions, documents and related materials

Frederic W. Cook & Co., Inc. – external consultant to DTG management	●	Engaged by management to conduct a review of total compensation for the officers of the Company
Senior Vice President, Human Resources	● ●

Prepared recommendations for executive compensation for review by Towers Watson and the Human Resources and Compensation
Committee

Worked with Frederic W. Cook & Co., Inc. to prepare
recommendations for total executive compensation

Comparative Data and Benchmarking

Due to the Company’s operating environment discussed under the heading of “2010 Overview,” the Human Resources and Compensation Committee did not engage in external benchmarking with respect to any element of executive compensation for 2010.  The Committee also determined that the salaries and target annual incentive opportunities for the named executive officers would not be adjusted for 2010.

As discussed below under “2011 Compensation Decisions,” during the last quarter of 2010, management engaged Frederic W. Cook & Co., Inc. to collect compensation data from which to benchmark executive compensation for the fiscal year beginning January 1, 2011 and to provide recommendations to the Human Resources and Compensation Committee for salary adjustments, annual incentive opportunities and equity awards.

Internal Pay Equity

Compensation opportunities for the named executive officers are targeted at the median market range and are also based on individual performance over time, overall financial results and job duties and responsibilities.  Accordingly, Mr. Thompson has the highest compensation among the named executive officers.  Messrs. Buster, Anderson and Morris and Ms. Vaniman, each an Executive Vice President, have similar compensation opportunities according to their responsibilities.  Our Human Resources and Compensation Committee believes that this similar compensation opportunity among our Executive Vice Presidents encourages their collaboration, support and team effort, and is consistent with the Company’s overall compensation philosophy.

General Information Regarding Elements of Compensation

The Company’s executive compensation objectives are achieved through five elements: base salary, cash incentive compensation, long-term incentive compensation, retirement benefits and from time to time other compensation (including perquisites).  In 2010, DTG used these elements of compensation to create an overall executive compensation program that included no salary increases, a short-term incentive opportunity in the form of cash incentive compensation and long-term incentives in the form of outstanding Option Rights and Performance Units.  The outstanding Option Rights, which vest over a three-year period, were granted in 2009 as a strategic long-term compensation element designed to reward and retain management through 2010 and further into 2011.  The Performance Units were granted in 2008 and designed to incent multi-year operational and financial results over the period of 2008 to 2010.  No new grants of Option Rights or Performance Units were made for 2010.  DTG believes the use of these various compensation elements provides the proper balance between short- and long-term performance equity and cash compensation, financial and market metrics, and corporate and individual results.  Overall, the pay package is intended to ultimately lead to a strong alignment of the long-term interests of officers with the long-term interests of stockholders.  There is no pre-defined allocation of value between short- and long-term pay or between cash and equity compensation, but decisions are made with a focus on the majority of compensation being long term and performance based.

Discussion of Elements of Compensation

Base Salary

As previously discussed, no market salary data were requested or reviewed by the Human Resources and Compensation Committee for 2010, and the base salaries of the named executive officers were not increased in 2010.

2010 Cash Incentive Compensation

For 2010, DTG established a cash incentive plan for executives (the “Cash Incentive Plan”), including the named executive officers, based on the Company’s Corporate Adjusted EBITDA.  The Cash Incentive Plan set $99.4 million, the level attained in 2009, as the minimum Corporate Adjusted EBITDA to be achieved in 2010 prior to any payment under the Cash Incentive Plan.  The Cash Incentive Plan also set a target Corporate Adjusted EBITDA level of $110 million, which, if achieved, would result in 100% payout of the target award, and set a cap that limited the awards to 150% of the target award regardless of the actual growth of Corporate Adjusted EBITDA.

Corporate Adjusted EBITDA is the primary measurement used to determine the maximum amount of the annual bonus awards for each named executive officer under the Cash Incentive Plan.   However, the Human Resources and Compensation Committee reserves the right to adjust any award in its sole discretion.    Cash incentive compensation is allocated to executive participants in the Plan based on their job responsibilities and may be adjusted to reflect individual performance, if appropriate.  The target award levels also differ by participant based on their job responsibilities.  In 2010, the Human Resources and Compensation Committee did not consider or make any adjustments to any award, and awards were determined based solely on the level of achievement of the Corporate Adjusted EBITDA target.  In addition, the Cash Incentive Plan permits the Company to recover awards if a participant engages in certain conduct detrimental to the Company, including competing with DTG, solicitation of employees for other employment, disclosure of confidential information, any conduct that results in termination for cause, any conduct determined to be harmful to the DTG and any conduct that causes a restatement of any financial statements or financial results of DTG.

The Cash Incentive Plan resulted in the payment to the named executive officers of the maximum payment potential of the target award based on Corporate Adjusted EBITDA, excluding merger-related expenses, of $258.3 million, which exceeded the target Corporate Adjusted EBITDA by approximately $148 million.

Corporate Adjusted EBITDA is not defined under GAAP and should not be considered as an alternative measure of the Company’s net income, operating performance, cash flow or liquidity.  The Company believes Corporate Adjusted EBITDA is important as it provides investors with a supplemental measure of the Company’s liquidity by adjusting earnings to exclude non-cash items.  Corporate Adjusted EBITDA amounts may not be comparable to similar measures disclosed by other companies.  For a further discussion of Corporate Adjusted EBITDA and a reconciliation of Corporate Adjusted EBITDA to the most directly comparable GAAP financial measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Use of Non-GAAP Measures For Measuring Results” in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Long-Term Incentive Compensation

DTG provides the named executive officers with long-term incentive compensation pursuant to the Plan.  The Plan is intended to primarily provide equity-based incentives to executives of the Company to ensure that management’s interests are aligned with the interests of the Company’s stockholders.  DTG adopted the Plan to encourage participants to focus on long-term Company performance and to provide an opportunity for executive officers and certain designated key employees to increase their stake in the Company through grants of equity and equity-based compensation.  Pursuant to the Plan, the Human Resources and Compensation Committee has the discretion to grant Option Rights, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other equity and equity-based awards.

1.  Options and Restricted Stock Units

During 2009, the Human Resources and Compensation Committee deemed it essential that the interests of management be aligned with the interests of DTG stockholders and that it was necessary to take actions to ensure the continuity of the then newly-retained management team during the challenging period the Company was facing.  Therefore, in May 2009, the Company made a special grant of Option Rights to the executives of the Company, including the named executive officers, with vesting to occur over three years.  These awards were granted to provide greater incentive to create value for all stockholders, recognize the management transition and provide incentive for the newly-retained management team to remain in place through the restructuring process.    In addition to Option Rights, Mr. Thompson was awarded Restricted Stock Units in 2009, which vest over three years.  The Restricted Stock Units were granted to recognize limitations on the number of Option Rights that could be provided to Mr. Thompson under the terms of the Plan.  As these special grants (a) were designed to provide greater incentive to create value for all stockholders; (b) vested over a three-year period; and, (c) were in amounts greater than prior grants, no additional Option Rights were granted in 2010.

2.  Performance Units

In 2008, a target number of Performance Units were granted under the Plan to executives including the named executive officers, relating to a three-year performance period (“Performance Period”) of 2008-2010.  Two management objectives were used to determine the number of Performance Units ultimately earned for the 2008-2010 Performance Period:  (i) DTG’s total stockholder return (“TSR”) performance compared to companies included in the Russell 2000 Index during the Performance Period; and (ii) the increase in customer retention as measured by an internal customer retention index (“CRI”) metric.  Mr. Buster received a pro-rated award in 2010 because he was not employed on the 2008 grant date. The management objectives are calculated as follows:

           (a)           The TSR award (a market-based condition) is determined by comparing DTG’s TSR results to the TSR results for certain companies which are in and remain in the Russell 2000 Index during the Performance Period.  The TSR for each company is calculated by using the average stock price for all trading days during the month of December 2010, plus any dividends paid during the Performance Period, and then dividing by the average stock price for all trading days during the month of December 2007.  The Performance Units earned are computed according to the payout schedule below using the Company’s performance relative to the range of performance among the Russell 2000 companies.

	Threshold		Target		Maximum
Percentile	20th	35th	50th	65th	80th
Award Earned (% of Target)	0%	50%	100%	150%	200%

If the TSR performance equals the 20th percentile or less, then the payout will be 0% of target.  Likewise, if the TSR performance equals the 80th percentile or better, the payment will be 200% of target.

           (b)           The CRI goal is to increase the number of customers that are very likely to rent from the Company from the 2007 base year CRI of 54% as determined by survey data collected by a third-party vendor.  The Performance Units earned under the CRI calculation are an adjustment to those earned under the TSR calculation and are determined according to the payout schedule below:

	Threshold		Target		Maximum
CRI %	46%	50%	54%		62%
Award Adjustment (% of Target)	90%	95%	100%	105%	110%

If the CRI performance equals 46% or less, then the adjustment factor is 90%.  Likewise, if CRI performance equals 62% or better, the adjustment factor is 110%.

Awards were conditioned on positive TSR over the Performance Period and achievement of aggregate Corporate Adjusted EBITDA in excess of $300 million over the Performance Period.

If the TSR calculation results in a payout of greater than 0%, then the award percentages for TSR are subject to the applicable CRI award adjustment to set the final adjustment factor.  The final adjustment factor is then applied to the target grant of Performance Units to arrive at the actual number of Shares issued.  For the 2008-2010 Performance Period, the TSR calculation resulted in the maximum payout of 200%.  Accordingly, although it improved significantly over the Performance Period to 63%, the CRI was not used as an adjustment factor because the awards were in all cases capped at 200% of target.

Because TSR was at the 94th percentile for the 2008-2010 Performance Period, 200% of the established Target Performance Units were awarded to the executives in the Plan, including Mr. Thompson (18,900 Shares), Mr. Buster (8,640 Shares), Mr. Anderson (11,962 Shares), Mr. Morris (7,656 Shares), and Ms. Vaniman (14,832 Shares).

Pay versus Performance Discussion

As discussed in “Executive Compensation – Objectives of Compensation Program” above, key objectives of our executive compensation program include motivating our executives to achieve financial and operating results including increased profitability and stockholder returns, and attracting and retaining high caliber executives.  Accordingly, in addition to paying fixed compensation in the form of a market-based salary, we provide our named executive officers with variable short- and long-term compensation opportunities that are based on DTG’s performance.  Our Cash Incentive Plan rewards executives on increased Corporate Adjusted EBITDA, while awards under our Long-Term Incentive Compensation Plan rewards executives on long-term Company performance and TSR, typically over  a three-year Performance Period.  Stock Options and Performance Units link the amount our executives earn to the performance of the Common Stock.

In 2010, DTG’s performance was strong, with Corporate Adjusted EBITDA (excluding merger-related expenses) increasing by $158.9 million, or 159.7%, from December 31, 2009 to December 31, 2010.  In addition, over the 2008-2010 Performance Period the Company achieved aggregate Corporate Adjusted EBITDA of $355.4 million (excluding merger-related expenses), and the price of the Common Stock increased from a low of $0.64 on October 10, 2008 to $47.26 on December 31, 2010.  As a result of this exceptional performance, our named executive officers received the maximum potential award under our annual Cash Incentive Plan, and the Performance Units granted pursuant to the Plan for the 2008-2010 Performance Period paid out at the maximum potential award.  We believe these payouts demonstrate a link between strong Company performance and the variable compensation opportunities for our named executive officers.

Supplemental Retirement

Effective January 1, 2009, DTG adopted a deferred compensation plan (the “Deferred Compensation Plan”) to (i) replace certain existing deferred compensation arrangements that had not been funded since 2006 and (ii) provide a more streamlined approach, with lower administrative costs, that permits the Company’s executives, including the named executive officers, to participate in a common deferred compensation plan.  The Deferred Compensation Plan is intended to provide an equitable program for retirement income and retention for executives of the Company, including the named executive officers, and provides for an aggregate annual contribution by the Company in respect of each participant of an amount equal to 15% of the executive’s base salary, contributed in quarterly installments.  All contributions by the Company are immediately 100% vested.  Each participant is also permitted, on an annual basis, to contribute to the Deferred Compensation Plan.

DTG has established a single non-qualified trust to provide a source of payment for benefits under the Deferred Compensation Plan.  Separate accounts are maintained for each participant of the Deferred Compensation Plan and the Bank of Oklahoma, N.A., is the trustee.

The Deferred Compensation Plan remained in place during 2010 and continues for 2011.

           Change in Control Arrangements

            There are no employment contracts or non-compete agreements with any officer, including the named executive officers.  DTG has entered into a change in control agreement with Mr. Thompson (the “Employment Continuation Agreement”), as well as a change in control plan for other executive officers, including the other named executive officers (the “Employment Continuation Plan”).  The Employment Continuation Agreement and the Employment Continuation Plan are designed to promote stability and continuity of executives in the event of a transition in corporate control.  Information regarding applicable payments under such Employment Continuation Agreement and Employment Continuation Plan for the named executive officers is provided below under the heading “Potential Payments Upon Termination or Change in Control.”  The Company believes these agreements are in line with market practice and provide value to the stockholders.

2011 Compensation Decisions

As briefly discussed above, during the last quarter of 2010, management engaged Frederic W. Cook & Co., Inc. (“FWC”) to conduct a study of benchmark compensation levels and practices for our senior executive team, including the named executive officers.  In addition, FWC was asked to provide recommendations to the Human Resources and Compensation Committee for salary adjustments and equity awards for 2011. Management worked with FWC to identify appropriate market benchmarks for each named executive officer.  The benchmark pay sources included a comparator group of publicly traded peers, which was developed by FWC with input from management, and third-party compensation surveys.  The Human Resources and Compensation Committee’s independent consultant, Towers Watson, reviewed the methodology used by FWC to develop the compensation benchmarks and provided advice to the Human Resources and Compensation Committee regarding the reasonableness of the study’s results.

FWC identified the following 14 companies as the comparator group:

Alexander & Baldwin, Inc.	Hertz Global Holdings, Inc.
AMERCO	Kirby Corp.
Asbury Automotive Group, Inc.	Lithia Motors, Inc.
Avis Budget Group, Inc.	Old Dominion Freight Line, Inc.
CarMax, Inc.	The Pep Boys – Manny, Moe & Jack
Genesee & Wyoming, Inc.	Ryder System, Inc.
Group 1 Automotive, Inc.	Werner Enterprises, Inc.

           The comparator companies include direct competitors to DTG (i.e., car rental and automotive retailers) and other comparably-sized companies in the same Global Industry Classification Standard Group classification as DTG. DTG Management also reviewed general industry pay statistics from the following third-party executive pay surveys:  2010 Mercer Executive Benchmark Survey (utilizing 108 companies with revenues of $1 billion to $2.5 billion), 2010 Towers Watson U.S. CDB Survey (utilizing 170 companies with revenues of $1 billion to $3 billion), 2010/11 Towers Watson Top Management Survey (utilizing 919 companies with data regressed to revenues of $1.5 billion) and 2010 FWC Survey of Long-Term Incentives (utilizing 57 companies for comparison of plans).

           Based on DTG’s relative size and recent performance versus the benchmark data sources, FWC advised the Human Resources and Compensation Committee that target total compensation opportunities in the median market range would be appropriate.

           The Human Resources and Compensation Committee considered FWC’s study and recommendations, together with the advice of Towers Watson, its independent consultant, in making certain determinations regarding 2011.  The Human Resources and Compensation Committee also considered the Company’s performance since Mr. Thompson became CEO in October of 2008.  In particular, the Human Resources and Compensation Committee considered the significant increase in the price of the Common Stock and the growth in Corporate Adjusted EBITDA during this period, and management’s success in executing its 2010 business plan despite the uncertainty and disruption caused by the potential merger, as discussed above in “2010 Overview.”

           Based on these factors, the Human Resources and Compensation Committee determined that it would target total compensation opportunities (base salary, target short-term incentive and long-term incentive fair values) for its named executive officers at the market median for 2011.  Accordingly, the Human Resources and Compensation Committee approved the following base salaries for its named executive officers, positioning the named executive officers at the market median:  Mr. Thompson, $800,000; Mr. Buster, $425,000; Mr. Anderson, $425,000; Ms. Vaniman, $300,000; and Mr. Morris, $250,000.

           At the end of 2010, the Human Resources and Compensation Committee also approved the grant of Performance Units to the named executive officers.  These awards are contingent on the achievement of a specified level of Corporate Adjusted EBITDA in 2011; if the specified  level is not achieved, the awards will be forfeited.  If the Company achieves the specified level of Corporate Adjusted EBITDA in 2011, 25% of the Performance Units will vest on December 31, 2012 and the remaining 75% will vest on December 31, 2013, in each case subject to the applicable named executive officer’s continued employment with the Company through the vesting date.  The Performance Units granted to each of the named executive officers, subject to achievement of the Corporate Adjusted EBITDA performance measure, are as follows:  Mr. Thompson (45,000 units); Mr. Buster (16,000 units); Mr. Anderson (16,000 units); Ms. Vaniman (9,000 units) and Mr. Morris (7,000 units).

Impact of Accounting and Tax Treatment on Compensation

           Accounting Treatment

           The Human Resources and Compensation Committee is aware of the accounting treatment accorded to DTG’s compensation program.  However, the treatment has not been a significant factor in such compensation program or in the decisions of the Human Resources and Compensation Committee concerning the amount or type of compensation.

           Section 162(m) of the Internal Revenue Code

Pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), publicly-held corporations are prohibited from deducting compensation paid to the named executive officers except the Chief Financial Officer, as of the end of the fiscal year, in excess of $1 million, unless the compensation is “performance-based.”  Generally, it is the Human Resources and Compensation Committee’s policy that the long-term incentive compensation paid to executive officers qualifies for deductibility to the extent not inconsistent with DTG’s fundamental compensation policies.  In furtherance of this policy, the Company has in the past requested that the stockholders re-approve the performance measures that may be used under the Plan in future years to satisfy the performance-based compensation requirements of Section 162(m) of the Code.

With respect to the Cash Incentive Plan, in prior years the Company determined that its need for flexibility in designing an effective compensation plan to meet our objectives and to respond quickly to marketplace needs has outweighed its need to maximize the deductibility of its annual compensation.  The Human Resources and Compensation Committee will review this policy from time to time.

Common Stock Ownership Guidelines

           DTG maintains Common Stock ownership guidelines to more closely align the interests of executives, including the named executive officers, with those of stockholders, ranging from one half of the annual base salary for the most junior executives to five times the annual base salary for the Chief Executive Officer if he or she is also serving as a director.  Generally, each executive has five years from the later of (i) the date of hire and (ii) the date of promotion within which to attain the ownership guidelines set for his or her position.

As of the date of this Proxy Statement, each named executive officer is in compliance with the Common Stock ownership guidelines.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND
COMPENSATION COMMITTEE

Hon. Edward C. Lumley, Chair
Maryann N. Keller
John C. Pope

March  31, 2011

Summary Compensation Table

The following table provides certain summary information concerning compensation of DTG’s Chief Executive Officer and each of the other named executive officers of DTG for the fiscal year ended December 31, 2010.

2010 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)
Scott L. Thompson, Chief Executive Officer, President and Director	2010 2009 2008	550,000 550,000 241,731	---- ---- ----	2,120,850 222,000 370,040	---- 741,405 383,088	825,000 825,000 ----	---- ---- ----	157,625 125,084 68,920	3,653,475 2,463,489 1,063,779
H. Clifford Buster III, Senior Executive Vice President and Chief Financial Officer	2010 2009 2008	300,000 300,000 50,769	---- ---- ----	962,693 ---- ----	---- 444,843 41,430	337,500 337,500 ----	---- ---- ----	93,144 82,506 10,141	1,693,337 1,164,849 102,340
R. Scott Anderson, Senior Executive Vice President, Global Operations	2010 2009 2008	425,000 425,000 379,082	---- ---- ----	754,080 ---- 45,817	---- 444,843 183,728	478,125 478,125 ----	---- ---- ----	125,070 83,897 38,292	1,782,275 1,431,865 746,919
Vicki J. Vaniman, Executive Vice President and General Counsel	2010 2009 2008	285,000 285,000 272,885	---- ---- ----	424,170 ---- 180,802	---- 296,562 170,158	256,500 256,500 ----	---- ---- ----	88,980 61,060 35,423	1,054,650 899,122 659,268
Rick L. Morris, Executive Vice President and Chief Information Officer	2010 2009	250,000 250,000	---- ----	329,910 ----	---- 296,562	225,000 225,000	---- ----	79,806 56,181	884,716 827,743

(1)
The amount shown in column (e), with respect to Performance Units and Restricted Stock Units, and column (f), with respect to Option Rights, for each named executive officer reflects the grant date fair value in accordance with ASC 718 for awards pursuant to the Plan.  The December 3, 2010  grant date fair value of the Performance Units to the named executive officers  is based on a performance condition only.  For Mr. Buster, the amounts shown in column (e) for 2010 includes a portion related to the 2008-2010 Performance  Period based on the October 8, 2010 grant date stock price of $48.29.

(2)
The Company’s non-equity incentive plan, the Cash Incentive Plan, as shown in column (g) is a cash incentive compensation plan that pays out based on the level of Corporate Adjusted EBITDA achieved for the year.  Awards are allocated based on established target levels and the Human Resources and Compensation Committee has the discretion, along with input from management, to adjust the awards based on individual performance.  The maximum limitation on the award payment is 150% of the target as a percentage of base pay.  The Company exceeded the maximum target of Corporate Adjusted EBITDA in 2010, and therefore incentive compensation was paid to the named executive officers at the highest level as described in the 2010 Executive Compensation Plan (150% of target) and no discretionary adjustments were made to the awards.

(3)	The amount shown in column (i) includes the following:

(a) for each named executive officer, the Company’s contribution to the 401(k) plan and the Deferred Compensation Plan.  The amounts attributable to the Company’s contributions for the Deferred Compensation Plan for each named executive officer are as follows:  Mr. Thompson, $82,500; Mr. Buster, $45,000; Mr. Anderson, $63,750; Ms. Vaniman, $42,750; and Mr. Morris, $37,500.

(b) for each named executive officer, the aggregate incremental cost to the Company for the following benefits:  (i) supplemental executive life insurance, (ii) supplemental long-term disability insurance premiums, (iii) health club dues reimbursement; and (iv) vehicle allowance.  No amount attributable to each such perquisite or benefit for each named executive officer exceeds the greater of $25,000 and 10% of the total amount of perquisites for such named executive officer.

(c) a pay out of Paid Time Off (“PTO”) due to the change in the PTO plan of the Company, effective January 1, 2010.

Grants of Plan-Based Awards

           The following table provides certain summary information concerning grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2010.

2010 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option or Stock Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Scott L. Thompson		$137,500	$550,000	$825,000
Performance Units	12/3/10							45,000		$47.13	$2,120,850

H. Clifford Buster III		$56,250	$225,000	$337,500
Performance Units	10/8/10							4,320		$48.29	$208,613
Performance Units	12/3/10							16,000		$47.13	$754,080

R. Scott Anderson		$79,688	$318,750	$478,125
Performance Units	12/3/10							16,000		$47.13	$754,080

Vicki J. Vaniman		$42,750	$171,000	$256,500
Performance Units	12/3/10							9,000		$47.13	$424,170

Rick L. Morris		$37,500	$150,000	$225,000
Performance Units	12/3/10							7,000		$47.13	$329,910

(1)
The Cash Incentive Plan provided for target payouts as follows: (a) 100% of base salary (Mr. Thompson); (b) 75% of base salary (Messrs. Buster and Anderson); and (c) 60% of base salary (Mr. Morris and Ms. Vaniman).  There was a threshold amount of 25% of the target payment and a maximum limitation on the award payment of 150% of the target payout.  The maximum amounts are included in column (g) of the Summary Compensation Table.   For more information on the Cash Incentive Plan, see “Compensation Discussion and Analysis – Discussion of Elements of Compensation – 2010 Cash Incentive Compensation.”

(2)	The amounts shown in column (l) represent the aggregate grant date fair value computed in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

           The following table provides certain summary information concerning the outstanding equity awards of the named executive officers for the fiscal year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT 2010  FISCAL YEAR END

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
		Exercisable	Unexercisable
(a)(1)		(b) (2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)	(j)

Scott L. Thompson

Stock Option (a)	5/23/08	0	35,800		$13.98	5/22/18
Stock Option (b)	5/23/08	25,850	25,850		$13.98	5/22/18
Stock Option (c)	10/13/08	131,667	65,833		$0.97	10/12/18
Stock Option (d)	5/14/09	50,000	200,000		$4.44	5/13/19
Restricted Stock Units (b)	5/23/08						6,774	$320,139
Restricted Stock Units (c)	10/13/08						16,670	$787,824
Restricted Stock Units (d)	5/14/09						40,000	$1,890,400
Performance Units	5/23/08								18,900	$893,214
Performance Units	12/3/10								45,000	$2,126,700

H. Clifford Buster III

Stock Options (c)	10/21/08	66,667	33,333		$0.77	10/20/18
Stock Options (d)	5/14/09	30,000	120,000		$4.44	5/13/19
Performance Units	10/8/10								8,640	$408,326
Performance Units	12/3/10								16,000	$756,160

R. Scott Anderson

Stock Options (a)	1/31/08	0	12,054		$24.38	1/30/18
Stock Options (c)	10/13/08	83,334	41,666		$0.97	10/12/18
Stock Options (d)	5/14/09	30,000	120,000		$4.44	5/13/19
Performance Units	1/31/08								11,962	$565,324
Performance Units	12/3/10								16,000	$756,160

Vicki J. Vaniman

Stock Options (a)	1/31/08	0	14,947		$24.38	1/30/18
Stock Options (c)	10/13/08	30,000	15,000		$0.97	10/12/18
Stock Options (d)	5/14/09	20,000	80,000		$4.44	5/13/19
Performance Units	1/31/08								14,832	$700,960
Performance Units	12/3/10								9,000	$425,340

Rick L. Morris
Stock Options (a)	1/31/08	0	7,715		$24.38	1/30/18
Stock Options (c)	10/13/08	30,000	15,000		$0.97	10/12/18
Stock Options (d)	5/14/09	20,000	80,000		$4.44	5/13/19
Performance Units	1/31/08								7,656	$361,822
Performance Units	12/3/10								7,000	$330,820

(1)           The vesting schedules for the Stock Option Rights and Restricted Stock Units awards shown in column (a), identified by grant date, is as follows:
(a)	Stock Option Rights with grant dates of May 23, 2008 and January 31, 2008 vest in full on May 22, 2011 and January 31, 2011, respectively.
(b)	Stock Option Rights and Restricted Stock Units granted to Mr. Thompson on May 23, 2008 vest in four equal annual installments beginning on May 22, 2009.
(c)
Stock Option Rights with grant dates of October 13, 2008 and October 21, 2008, and Restricted Stock Units with a grant date of October 13, 2008 vest in three equal annual installments beginning on October 31, 2009 (for the Stock Option Rights) and October 13, 2009 (for the Restricted Stock Units).

(d)
Stock Option Rights with a grant date of May 14, 2009 and Restricted Stock Units with a grant date of May 14, 2009 vest 20% on each of May 13, 2010 and May 13, 2011, and the remaining 60% vest on May 13, 2012.

(2)	All Stock Option Rights listed in column (b) are fully vested. These Stock Option Rights expire 10 years from the respective grant date.

(3)
Performance Units granted to executives for the 2008-2010 Performance Period are subject to adjustment based on performance against certain management objectives.  The Performance Units vest immediately upon approval by the Human Resources and Compensation Committee following completion of the Performance Period.  Performance Units granted for the 2008-2010 Performance Period were paid on March 2, 2011 at 200% of target based on the performance during the 2008-2010 Performance Period.   Performance Units granted on December 3, 2010 as shown in column (i) above will be adjusted following a one-year performance period of 2011 and, if the specified Corporate Adjusted EBITDA has been met for 2011, will be paid in 2012 and 2013 based on the continued employment of the named executive officers with the Company at the time of the payment.

Option Exercises and Stock Vested

           The following table provides certain summary information concerning the exercise of non-qualified Option Rights and vesting of Performance Units and Restricted Stock Units awards made under the Plan for each of the named executive officers for the fiscal year ended December 31, 2010.

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e) (1)
Scott L. Thompson	-0-	-0-	10,000 3,388 16,665	494,200 155,645 810,752
H. Clifford Buster III	-0-	-0-	-0-	-0-
R. Scott Anderson	25,800	1,325,346	7,325	225,024
Vicki J. Vaniman	-0-	-0-	5,027	154,429
Rick L. Morris	-0-	-0-	3,232	99,287

(1)
The value shown in column (e) is computed by multiplying the number of Shares by the closing price per Share on the date of vesting.  Mr. Thompson’s 10,000 shares vested on May 13, 2010 at the closing share price of $49.42, his 3,388 Shares vested on May 22, 2010 at a closing Share price on May 24, 2010 of $45.94 and his 16,665 Shares vested on October 13, 2010 at a closing Share price of $48.65.  Messrs. Anderson’s and Morris’s and Ms. Vaniman’s Shares of 7,325, 3,232 and 5,027, respectively, vested on March 4, 2010 at a closing Share price of $30.72.

Nonqualified Deferred Compensation

           The following table provides certain summary information concerning nonqualified deferred compensation of the named executive officers of DTG during the fiscal year ended December 31, 2010.

2010 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c) (1)	Aggregate Earnings /Losses in Last FY ($) (d) (2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Scott L. Thompson	-0-	82,500	21,771	-0-	196,733
H. Clifford Buster III	-0-	45,000	9,610	-0-	99,656
R. Scott Anderson	-0-	63,750	14,650	-0-	151,146
Vicki J. Vaniman	-0-	42,750	482,007	-0-	1,129,525
Rick L. Morris	-0-	37,500	71	-0-	81,014

(1)
The amount shown in column (c) for each named executive officer is also reported as compensation to such named executive officer in column (i) of the Summary Compensation Table.  These contributions were made pursuant to the Deferred Compensation Plan.

(2)
The total amount shown in column (d) for each named executive officer is the aggregate earnings during the last fiscal year, and reflects the increase in the value of the Common Stock in the participant’s deferred compensation account during 2010 and/or market rate of interest, and is not shown as compensation to such named executive officers in any column of the Summary Compensation Table.

           For more information on the Deferred Compensation Plan and its predecessor plans, see “Compensation Discussion and Analysis – Discussion of Elements of Compensation – Supplemental Retirement Benefits.”

Potential Payments Upon Termination or Change in Control

           Introduction

           The tables set forth below provide certain summary information concerning the amount of compensation that would be payable to each of the named executive officers upon a termination of employment or upon a change in control of DTG.  The amounts in the tables assume that such termination or change in control was effective as of December 31, 2010, and therefore include amounts earned through such date and are estimates of the amounts which would be paid out to each executive.  None of the named executive officers have any agreement that provides, nor do any of the named executive officers participate in a plan that provides for the payment of any severance or provision of any benefit continuation in the event of a termination of employment other than a termination of employment that follows a change in control of DTG.

The amounts listed below under “severance” and “benefit continuation” (other than amounts relating to a change in control) are those that may be provided, in the sole discretion of the Company, to the executive pursuant to general severance guidelines (the “Severance Guidelines”) established by the Company and applicable to all employees generally.  Any payments to be made pursuant to the Deferred Compensation Plan and its predecessor plans are payable in accordance with their terms and are not referenced below.  For more information, see the “2010 Nonqualified Deferred Compensation Table” above and the description of such plan in “Compensation Discussion and Analysis – Discussion of Elements of Compensation – Supplemental Retirement Benefits” section above.  Mr. Thompson is party to the Employment Continuation Agreement and the other named executive officers participate in the Employment Continuation Plan (together, the “Employment Continuation Arrangements”), both of which provide certain payments and benefits in the event of a change in control or a termination of employment thereafter.  The actual payments to be made, and value of benefits to be provided, can only be determined at the time of such executive’s separation from DTG.    The actual severance and benefits received under each scenario are discussed in the narrative preceding each table.

           Payments Made Upon Involuntary Termination With Cause or Voluntary Termination (Other Than Retirement)

In general, no payments are made (other than payments required by law, such as accrued vacation) and no benefits are provided, and all outstanding Option Rights, as well as any outstanding Performance Units or Restricted Stock Units, are forfeited.  In the absence of a change in control of the Company, “cause” means misconduct of the named executive officer that is willful or involves gross negligence, as determined by DTG.

Payments Made Upon Involuntary Termination Without Cause or Due to a Reduction in Force

           The Severance Guidelines provide that in the event of an involuntary termination without cause, the Company, with the approval of the Human Resources and Compensation Committee, has the discretion to provide the named executive officers with (i) a minimum of 26 weeks of salary plus a prorated bonus pursuant to the annual Cash Incentive Plan, (ii) continuation of health benefits during the period of salary continuation and (iii) continuation of the vehicle allowance for the period of salary continuation.  The table below utilizes a one-year severance for salary and the actual bonus amount paid to the named executive officers for 2010.  In no event do the Severance Guidelines or any other guidelines, agreements or policies entitle the named executive officers to such payments and benefits.  In general, unvested Option Rights are forfeited and vested Option Rights are exercisable until the earlier of six months after termination and the expiration date of the Options Rights.  Target Performance Units will be prorated (based on the days employed by the Company during the Performance Period and at the current accounting accrual rate at the time of termination) and paid by March 15 of the year following the Performance Period and based on actual Company performance during the Performance Period.  Restricted Stock Units are also prorated based on days of service with the exception of the May 14, 2009 grant to Mr. Thompson, which provides that the Restricted Stock Units will be forfeited to the extent not vested.  Notwithstanding the foregoing, in the event the termination is in connection with a reduction in force, the vested Option Rights may be exercised (if prior to the stated expiration date) for a period equal to the greater of (a) six months after termination and (b) two times the number of weeks of salary for the period of salary continuation, but not to exceed one year.

INVOLUNTARY TERMINATION WITHOUT CAUSE OR DUE TO REDUCTION IN FORCE
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Shares or Units	Vesting of Restricted Stock & Options	Accrued Vacation	Total ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)

Scott L. Thompson	$1,375,000	$25,832	$-	$790,803	$67,692	$2,259,327

H. Clifford Buster III	$637,500	$20,870	$-	$-	$36,923	$695,293

R. Scott Anderson	$903,125	$21,105	$-	$-	$52,308	$976,538

Vicki J. Vaniman	$541,500	$19,544	$-	$-	$35,077	$596,121

Rick L. Morris	$475,000	$25,832	$-	$-	$30,769	$531,601

(1)	The amounts in column (b) for each named executive officer include one year of base salary and the actual incentive compensation earned.

Payments Made Upon Retirement, Death or Disability

In general, no severance payments are made, and no benefits are provided, upon a termination of employment as the result of the named executive officer’s retirement, death or disability.  In the case of retirement, Option Rights continue to vest in accordance with the option grant agreements, and vested Option Rights are exercisable for up to three years from the retirement date, but in no event shall any Option Right be exercisable after the expiration date.  Restricted Stock Units will be prorated as of the date of retirement, and the remaining unvested Restricted Stock Units are forfeited (with the exception of the May 14, 2009 Restricted Stock Unit grant, which will continue to vest in accordance with the terms of the grant).  All Performance Units will be prorated based on the accounting accrual rate at the time of retirement if retirement occurs prior to the completion of the Performance Period and will vest in full if retirement occurs following the Performance Period.  In the event of death or disability, unvested Option Rights are forfeited, and vested Option Rights are exercisable for up to six months from the date of death or disability, provided that in no event shall any Option Right be exercisable after the expiration date.  Performance Units, if the termination occurs prior to the completion of the Performance Period, will be prorated (based on the days employed during the Performance Period and at the current accounting accrual rate at the time of termination), and paid by March 15 of the year following termination.  Restricted Stock Units are also prorated based on days of employment with the exception of the May 14, 2009 grant to Mr. Thompson, which provides that the Restricted Stock Units will continue to vest as scheduled, pursuant to the grant agreement.

“Retirement” for the grants relating to the 2008-2010 Performance Period is defined as the named executive officer’s voluntary termination of employment if, as of the date of termination, he or she is (a) age 61 or older with five or more years of service with the Company or (b) has 20 or more years of service with the Company.  For the purposes of the Performance Units Grant Agreement dated December 3, 2010, “Retirement” is defined as the voluntary termination of employment by a named executive officer if, as of the date of such termination, he or she is age 62 or older with at least five years of service with the Company.

PAYMENTS MADE UPON RETIREMENT, DEATH OR DISABILITY
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Shares or Units	Vesting of Restricted Stock & Options	Accrued Vacation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Scott L. Thompson	$-	$-	$893,214	$790,803	$67,692	$1,751,709

H. Clifford Buster III	$-	$-	$408,326	$-	$36,923	$445,249

R. Scott Anderson	$-	$-	$565,324	$-	$52,308	$617,632

Vicki J. Vaniman	$-	$-	$700,960	$-	$35,077	$736,037

Rick L. Morris	$-	$-	$361,822	$-	$30,769	$392,591

Payments Made Upon a Change in Control

DTG has entered into an Employment Continuation Agreement with Mr. Thompson and an Employment Continuation Plan in which Messrs. Anderson, Buster and Morris and Ms. Vaniman (the “Participating NEOs”) are participants.  The following is a description of the payments and benefits provided pursuant to the Employment Continuation arrangements in the event of a change in control and in the event the executive’s employment is terminated within the two-year period immediately following a change in control.  Where provided, “prorata bonuses” are determined based upon the greater of actual performance and target payout within the meaning of the applicable bonus plan, and “continuation of benefits” means the perquisites, benefits and service credits for benefits provided under any retirement, deferred compensation, income and welfare benefit policies, plans and arrangements in which the employee is entitled to participate.

Generally, a change in control of DTG is deemed to occur upon the happening of any of the following events:

1.
DTG is merged, consolidated or reorganized into another corporation or other legal person, unless, in each case, immediately following such merger, consolidation or reorganization, the stock entitled to vote generally in the election of the Board (the “Voting Stock”) of DTG outstanding immediately prior to such merger, consolidation or reorganization continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such merger, consolidation or reorganization (including, without limitation, an entity which as a result of such merger, consolidation or reorganization owns DTG or all or substantially all of DTG’s assets either directly or through one or more subsidiaries);

2.
DTG sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, unless, in each case, immediately following such sale or transfer, the Voting Stock of DTG outstanding immediately prior to such sale or transfer continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such sale or transfer (including, without limitation, an entity which as a result of such transaction owns DTG or all or substantially all of DTG’s assets either directly or through one or more subsidiaries);

3.
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more or the combined voting power of the Voting Stock of DTG then outstanding after giving effect to such acquisition; or

4.
Individuals who, as of December 9, 2008, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 9, 2009 whose election or nomination for election by DTG’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of DTG in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board.

Notwithstanding the foregoing, a change in control shall not be deemed to occur unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(j)(5), or any successor regulation thereto.

Involuntary Termination Without Cause or for Good Reason

In the event of an involuntary termination without cause or for good reason on the date of or within the two years immediately following the occurrence of a change in control, the named executive officer will receive (a) a severance payment equal to three times base salary (Mr. Thompson) or two and one-half times base salary (the Participating NEOs), plus (b) three times (Mr. Thompson) or two and one-half times (the Participating NEOs) the greater of (i) the average of the annual incentive payment made during the last two fiscal years, (ii) the amount of the annual incentive payment made in the fiscal year immediately preceding the fiscal year in which the change in control occurs, and (iii) the target bonus opportunity for the fiscal year in which the change in control occurs, plus (c) the greater of the actual or target incentive compensation amount, prorated for the year of termination and (d) benefit continuation for three years (Mr. Thompson) or two and one-half years (the Participating NEOs).  All Option Rights are immediately vested and exercisable for the term of the grant.  Performance Units and Restricted Stock Units will also immediately vest and become non-forfeitable.

In addition, the named executive officers will be provided with outplacement benefits of up to $35,000 for Mr. Thompson and up to $20,000 for each of the Participating NEOs.  The named executive officers will also be entitled to a vehicle allowance for three years (Mr. Thompson) or two and one-half years (the Participating NEOs) in accordance with the policies and procedures of DTG, and Mr. Thompson will receive the benefit of a tax-gross up.

The Employment Continuation arrangements define “cause” as:  (i) a criminal violation involving fraud, embezzlement or theft in connection with the employee’s duties or in the course of employment with the Company; (ii) intentional wrongful damage to property of the Company; or (iii) intentional wrongful disclosure of secret processes or confidential information of the Company and, in each case, such shall have been materially harmful to the Company.  Good reason exists if (a) there is a failure to re-elect or maintain the executive in the same office or position with the Company, (b) there is a significant adverse change in the named executive officer’s authority, power and responsibilities, (c) there is a material reduction in pay, (d) there is a reduction, termination or denial of employee benefits, (e) the named executive officer determines that a change in DTG’s business has made him or her unable to substantially carry out his or her responsibilities, (f) the successor entity is liquidated, dissolved, merged, consolidated or reorganized or all of its assets are transferred unless the successor entity assumed all of the duties and obligations of DTG under the Employment Continuation Agreement, (g) DTG or the named executive officer’s work location is relocated in excess of 50 miles from the location prior to the change in control or in the case of Mr. Thompson, requires him to travel at least 20% more than the average number of days of travel required during the three full years prior to the change in control without his consent, or (h) DTG or its successor materially breaches the Employment Continuation Agreement or Employment Continuation Plan, as applicable.  With respect to items (a) – (h), DTG has a 10-day period within which to remedy the default under the Employment Continuation Agreement and a 30-day period under the Employment Continuation Plan.

In addition, Mr. Thompson may terminate employment with DTG for any reason, or without reason, during the 30-day period immediately following the one year anniversary of the occurrence of the change in control and still receive all of the payments that he would have received in the event of an involuntary termination without cause due to a change in control of DTG.

INVOLUNTARY TERMINATION WITH CHANGE IN CONTROL
			Equity Awards
Name	Severance (1)	Benefits Continuation	Vesting of Performance Units (2)	Vesting of Restricted Stock & Options (3)	Accrued Vacation	Outplacement Services	Gross-Up	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Scott L. Thompson	$4,125,000	$77,497	$3,019,914	$16,661,485	$67,692	$35,000	$3,954,862	$27,941,450

H. Clifford Buster III	$1,650,000	$52,176	$1,164,486	$6,688,051	$36,923	$20,000	$-	$9,611,636

R. Scott Anderson	$2,337,500	$52,762	$1,321,484	$7,342,915	$52,308	$20,000	$-	$11,126,969

Vicki J. Vaniman	$1,396,500	$48,860	$1,126,300	$4,461,937	$35,077	$20,000	$-	$7,088,674

Rick L. Morris	$1,225,000	$64,581	$692,643	$4,296,469	$30,769	$20,000	$-	$6,329,462

(1)
The amounts in column (b) for each named executive officer include three times base salary (Mr. Thompson) or two and one-half times base salary (the Participating NEOs) plus three times (Mr. Thompson) or two and one-half times (the Participating NEOs) the target incentive compensation opportunity for the year 2010, plus the actual incentive compensation for the year 2010, as the change in control date is assumed to be December 31, 2010.

(2)
The amounts in column (d) for the named executive officers include 200% of the target award for the Performance Unit Plan covering the 2008-2010 Performance Period, as provided for in such plan and the granted awards under the December 3, 2010 Performance Units Grant Agreement, as provided for in such agreement.

(3)	The amounts in column (e) for the named executive officers include the value of the outstanding and unvested Option Rights and Restricted Stock Units.

Continued Employment

In the event the named executive officer’s employment continues following a change in control of DTG, the named executive officer will receive, as of the date of the change in control, a prorated portion of the outstanding target Performance Units for the 2008-2010 Performance Period, and the one-year Performance Period for the Performance Units granted in December 2010 will be deemed to have been completed and all management objectives deemed to have been met, and the Performance Units will continue to vest in accordance with the terms of that grant agreement.   Mr. Thompson will also receive the unvested portion of the Restricted Stock Unit grant dated May 23, 2008 (with reinstatement rights of the forfeited portion of the awards should a termination of employment occur within two years following the change in control).  All outstanding non-qualified Option Rights shall immediately vest and remain exercisable until the applicable expiration date.  The Restricted Stock Units granted to Mr. Thompson, other than those granted on May 23, 2008 discussed above, will immediately vest and become non-forfeitable.

CHANGE IN CONTROL - CONTINUED EMPLOYMENT
			Equity Awards
Name	Severance	Benefits Continuation	Vesting of Performance Units (1)	Vesting of Restricted Stock & Options (2)	Accrued Vacation	Outplacement Services	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Scott L. Thompson	$-	$-	$893,214	$16,550,106	$-	$-	$17,443,320

H. Clifford Buster III	$-	$-	$408,326	$6,688,051	$-	$-	$7,096,377

R. Scott Anderson	$-	$-	$565,324	$7,342,915	$-	$-	$7,908,239

Vicki J. Vaniman	$-	$-	$700,960	$4,461,937	$-	$-	$5,162,897

Rick L. Morris	$-	$-	$361,822	$4,296,469	$-	$-	$4,658,291

(1)	The amounts in column (d) for the named executive officers include 200% of the target award for the Performance Unit Grant Plan covering the 2008-2010 Performance Period, as provided for in such plan.

(2)
The amounts in column (e) include the full vesting of all outstanding and unvested Option Rights and Restricted Stock Units with the exception of the May 23, 2008 grant of Restricted Stock Units to Mr. Thompson.  These Restricted Stock Units are included in column (e) on a pro rata basis based on the days of employment from May 23, 2008 through the date of the change in control (with reinstatement rights of the forfeited units if employment is terminated within two years of the change in control).

Other Terms

Pursuant to the Employment Continuation arrangements, each named executive officer covenants and agrees not to disclose any confidential or proprietary information of DTG or its subsidiaries, or, without DTG’s consent, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee of DTG or its subsidiaries to give up, or not to commence, employment or a business relationship with DTG or its subsidiaries.  In addition, each named executive officer is required to execute a release, the form of which is contained in the Employment Continuation arrangements in order to receive any benefits under the Employment Continuation arrangements.

Upon death or disability of a named executive officer, he or she is not entitled to any severance compensation or benefits under the Employment Continuation arrangements.

Equity Compensation Plan Information

The following table sets forth certain information for the fiscal year ended December 31, 2010 with respect to the Plan under which the Common Stock of the Company is authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	2,276,564	$5.73	348,058
Equity compensation plans not approved by security holders	None	None	None
Total	2,276,564	$5.73	348,058 (1)

(1)
At December 31, 2010, total Common Stock authorized for issuance was 2,909,728 Shares, which included 2,276,564 unexercised Option Rights, and 285,106 Performance Units, assuming a maximum payout for all nonvested Performance Units. The Performance Units ultimately issued will likely differ due to achievement of performance targets (refer to Item 8 – Note 13 of Notes to Consolidated Financial Statements as set forth in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010).  The remaining Common Stock available for future issuance at December 31, 2010 is 348,058 Shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

DTG has established policies and procedures as part of its overall corporate compliance policies for the review and approval, ratification or disapproval of related party transactions.  Related parties include directors, director nominees, executive officers, beneficial owners of more than 5% of the Shares and their respective immediate family members.  Transactions subject to review include any business or commercial transaction, arrangement or relationship.  The Governance Committee is authorized to review and determine whether any related party transaction should be approved or ratified.  In making this determination, the Governance Committee considers whether the transaction is fair and reasonable to the Company and consistent with the best interests of the Company and its stockholders.  If the Governance Committee determines not to approve or ratify a related party transaction, the matter may be referred to legal counsel for review and consultation regarding possible further action, including termination of the transaction on a prospective basis, rescission of the transaction or modification of the transaction in a manner that would permit it to be ratified and approved by the Governance Committee.  There have been no related party transactions since January 1, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the SEC initial reports of beneficial ownership and statements of changes in beneficial ownership of Common Stock, as well as annual statements of beneficial ownership.  The Company’s directors, executive officers and greater-than-10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.  The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of the Common Stock.  To the Company’s knowledge, based solely upon a review of forms the Company filed on behalf of its directors and executive officers, and all Section 16(a) forms furnished to the Company during the fiscal year ended December 31, 2010, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and executive officers were met.

CODE OF ETHICS

DTG has a Code of Business Conduct that is applicable to all directors, officers and other employees.  The Code of Business Conduct is located on DTG’s website at www.dtag.com under the heading “About DTG.”  DTG will provide, without charge, a copy of the Code of Business Conduct to any stockholder upon written request.  We intend to satisfy any disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver of, a provision of the Code of Business Conduct by posting such information on the Company’s website (www.dtag.com) under the heading “About DTG.”

ANNUAL REPORT ON FORM 10-K

DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, including related financial statements and schedules, is available to stockholders, without charge, upon written request to the Investor Relations Department, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  DTG reserves the right to charge a reasonable fee for exhibits.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

Any stockholder proposal under SEC Rule 14a-8 intended to be presented at DTG’s Annual Meeting of Stockholders to be held in 2012 must be received by the Secretary not later than the close of business on December 28, 2011 if the stockholder wishes the proposal to be included in DTG’s proxy materials relating to such Annual Meeting of Stockholders.  Such proposals, including any accompanying supporting statement, may not exceed 500 words and should be addressed to:  Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

In addition, DTG’s By-laws contain certain advance notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in DTG’s proxy materials, which provide that the deadline for submitting proposals is not less than 90 nor more than 120 days before the Annual Meeting of Stockholders to be held in 2011, and a proposal received outside of this time frame will be untimely and not considered for the Annual Meeting of Stockholders to be held in 2011; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, then any such proposal will be considered timely if received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such nominations and proposals, including any accompanying supporting statement, should be addressed to:  Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.  The notice of any such nomination or proposal must meet other all other requirements contained in the By-laws, a copy of which can be obtained from the Secretary at the address set forth above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting of Stockholders other than the matters set forth in the Notice of Annual Meeting of Stockholders.  If any other matters properly come before the meeting, the holders of the proxies intend to vote the Shares represented thereby in accordance with their best judgment.

By Order of the Board of Directors

/S/ VICKI VANIMAN

Vicki J. Vaniman
Secretary

Tulsa, Oklahoma
April 26, 2011

APPENDIX A

(FRONT SIDE OF PROXY)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

June 9, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 9, 2011

Stockholders may view the Proxy Statement, our form of proxy and our 2010 Annual Report to Stockholders over the Internet by accessing the website, www.proxydocs.com/dtg.

The undersigned stockholder of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, hereby appoints Kimberly D. Paul and Michael H. McMahon, or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Dollar Thrifty Automotive Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Doubletree Hotel Warren Place in the Parkview East Room, 6110 South Yale Avenue, Tulsa, Oklahoma 74136, on June 9, 2011, at 9:00 a.m., C.D.T., or any postponement or adjournment thereof, in accordance with the instructions on the reverse side.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, AND FOR A “1 YEAR” ADVISORY VOTE ON PROPOSAL NO. 4.

In their discretion, the proxies, of each of them singly, are authorized to vote upon such other business as may properly come before the meeting (or any postponement or adjournment thereof), including to vote for the election as director(s) of such substitute nominee(s) as such proxies may select in the event that any nominee(s) named above become(s) unable or for good cause unwilling to serve.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, the proxy will be voted “FOR” all director nominees in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, and for a “1 YEAR” advisory vote on Proposal No. 4.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE BY MARKING, SIGNING AND DATING THIS PROXY ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be marked, dated and signed on reverse side)
__________________________________________________________

(REVERSE SIDE OF PROXY)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example.   ☒
Please do not write outside the designated areas.

Annual Meeting of Stockholders Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

A.
Proposals -- The Board of Directors recommends a vote FOR the election of the director nominees in Proposal No. 1, FOR Proposal No. 2, FOR Proposal No. 3, and for a 1 YEAR advisory vote on  Proposal No. 4.

1.	Election of Directors:

		For	Withhold

	01 - Thomas P. Capo	_____	_______

	02 - Maryann N. Keller	_____	_______

	03 - Hon. Edward C. Lumley	_____	_______

	04 - Richard W. Neu	_____	_______

	05 – John C. Pope	_____	_______

	06 – Scott L. Thompson	_____	_______

2.	Ratification of Ernst	For	Against	Abstain
& Young LLP as the
independent registered public
accounting firm for the
	fiscal year 2011.	______	______	______

3.	Advisory vote on compensation	For	Against	Abstain
	of named executive officers.	______	______	______

4.	Advisory vote on frequency of	1 Yr	2 Yrs	3 Yrs	Abstain
future advisory votes on
	executive compensation.	______	______	______	______

B.	Non-Voting Items

Change of Address -- Please print new address below.

__________________________________________________________

C.	Authorized Signatures -

This section must be completed for your vote to be counted -- Date and Sign Below

Please sign exactly as your name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy)	Signature 1	Signature 2
Please print date below.	Please keep signature within the box.	Please keep signature within the box.
_____/_____/______	_____________________________	________________________________